U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1/A

(Amendment No. 2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Yappa World Incorporated

(Name of Registrant in its Charter)

Delaware	7373	47-2998023
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Yappa World Incorporated

4201 Via Marina, Unit D402

Marina Del Rey, CA 90292

Tel. (424) 288-9022

(Address and Telephone Number of Principal Executive Offices)

Jennifer Dyer

Yappa World Incorporated

4201 Via Marina, Unit D402

Marina Del Rey, CA 90292

Tel. (424) 288-9022

(Name, address and telephone number of agent for service)

Copies To:

Jeffrey M. Stein, Esq.

JMS Law Group, PLLC

998C Old Country Road, #233

Plainview, NY 11803

As soon as practicable after the effective date of this Registration Statement.

Approximate Date of Commencement of Proposed Sale to the Public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (5)		Proposed Offering Price per Share		Proposed Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock	2,624,094	(1)	$1.00	(3)	$2,624,094	$303.29
Common Stock	3,000,000	(2)	$1.00	(3)	$3,000,000	$347.70

(1)	Represents shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.

(2)	Represents shares of our common stock being registered for resale on behalf of the Company.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the officers of the Company.

(4)	Paid in advance. The Company has agreed to bear the expenses related to the registration of shares for the selling shareholders. Calculated under Section 6(b) of the Securities Act of 1933 as $650.99.

(5)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS (Subject to Completion) DATED November 08, 2017

Yappa World Incorporated

5,624,094 SHARES OF COMMON STOCK

This is the initial offering of common stock of Yappa World Incorporated and no public market currently exists for the securities being offered. We are offering for sale a total of up to 3,000,000 shares of common stock at a fixed price of $1.00 per share, and the selling shareholders are offering a total of 2,624,094 shares of common stock. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares by the Company. The offering by the Company (of the 3,000,000 shares of common stock) is being conducted on a self-underwritten, best efforts basis, which means our Board and Executive Officers, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Our Board of Directors and Executive Officers will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any. The Company issued shares will be offered at a fixed price of $1.00 per share for a period of 12 months from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (12 months from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

The Company and the selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus. Yappa World Incorporated is a development stage company and has recently started its operation. To date we have been involved primarily in research and development of our primary commenting tool ‘Yappa’. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market-maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

As of the date of this Prospectus, there are 1,000,000 shares of Series A Preferred Stock outstanding which are held by our executive officers (600,000 owned by Jennifer Dyer our President and Director, and 400,000 owned by Kiaran Sim, COO and Director). The following are material terms of the Series A Preferred Stock, investors are urged to review the Certificate of Designation for the Series A Preferred Stock: Each share shall be entitled to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 200-1 basis, and each share of Series A Preferred Stock is convertible into 100 shares of Common Stock, at the option of a Holder, at any time and from time to time. As owners of the Series A Preferred Stock Ms. Dyer will be entitled to cast a vote on all matters submitted to the Company’s holders of common stock at the equivalent of 120,000,000 shares of common stock and Mr. Sim 80,000,000 votes, thus giving them control of the Company over all stockholder decisions because they control a substantial majority of our voting stock. Collectively Ms. Dyer and Mr. Sim possess approximately 98.4% of the aggregate voting power of the Company.

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The Company will not receive any proceeds from the sale by the selling shareholders of the shares. We are paying the cost of registering the shares covered by this Prospectus as well as various related expenses. The selling shareholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares. If required, the number of shares to be sold, the public offering price of those shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this Prospectus, called a Prospectus supplement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will therefore be subject to reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF YAPPA WORLD INCORPORATED’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is November 08, 2017

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this Prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors”. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to Yappa World Incorporated.

About Our Company

Yappa World Incorporated (“Yappa,” “Yappa World,” “we,” or the “Company”) was incorporated in the State of Delaware on January 21, 2015. We are a development-stage company that offers audio and video commenting services for Internet websites, and mobile platforms. Our URL is yappaapp.com. We offer multimedia commenting tools, as part of a comprehensive strategy designed to maximize a website’s content/audience participation. Yappa is a service for online communities worldwide to have audio/video conversations, discussions and commentary.

By innovating and elevating the commenting experience, Yappa offers a new way to communicate. Unlike the current text format available, Yappa delivers audible visual comments, removing limitations of the traditional text-based approach. Yappa does not moderate comments on the sites that use our service. If a comment the user makes gets deleted or not posted, it is done so at the discretion of the site publisher. Each community using Yappa establishes their own standards for etiquette, social morale standing, and acceptable language.

As the internet continues to grow and competition for website visitors increases across numerous sectors, management believes demand for innovative ways to communicate around content will also continue to grow. One of the ways we intend to compete in the comment space is by targeting the radio industry. Yappa provides a unique solution where radio stations can communicate with their audience via audio, integrating user audio content into live broadcasts without relying on live, on-air interactions. The Yappa management team believes that integrating the Yappa tool as the primary tool of communication between radio stations and their audience, provides the perfect product-market-fit. Yappa will seek to partner with some of the biggest radio brands to deliver this innovative communication tool, to radio audiences across the globe. Using the Yappa client dashboard, radio programmers can access user comments, export the audio, and integrate the media within their live radio broadcasts. We currently do not have any written arrangements in place with radio stations, or any other website publisher.

As part of the analytical delivery strategy, the Yappa management team are developing a back-end Client Comment Management Program (CCMP) that will automate and a website’s audible comment traffic. This will be achieved through transcribing audible comments to text. The text will then be indexed as key words which can identify quickly what users are talking about, from the CCMP. This also allows for audible comment threads to be searchable via topics, categories, and trends.

There are numerous websites and internet blogs that provide comment sections for users without benefiting from any valuable user data. Based on the needs of a client’s website, we provide back-end analytical comment data with the objective of converting audible comments and conversations into real-time valuable data. This is primarily a result of how closely the content on the site relates to what users are discussing. This can be critical data in understanding the type of content users want to see on the website. To use the Yappa service, an email address, username, or Facebook login will be required. We will use personally identifiable information to deliver the service, to comply with reasonable requests of law enforcement, and recommend additional content to the user, some of which may include content from advertisers. Usage of advertising will be made clear to our users once we have defined procedure.

As of the date of this Prospectus, there are 1,000,000 shares of Series A Preferred Stock outstanding which are held by our executive officers (600,000 owned by Jennifer Dyer our President and Director, and 400,000 owned by Kiaran Sim, COO and Director). The following are material terms of the Series A Preferred Stock, investors are urged to review the Certificate of Designation for the Series A Preferred Stock: each share is entitled to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 200-1 basis, and each share of Series A Preferred Stock is convertible into 100 shares of Common Stock, at the option of a Holder, at any time and from time to time. As owners of the Series A Preferred Stock Ms. Dyer will be entitled to cast a vote on all matters submitted to the Company’s holders of common stock at the equivalent of 120,000,000 shares of common stock and Mr. Sim 80,000,000 votes, thus giving them control of the Company over all stockholder decisions because they control a substantial majority of our voting stock.

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Management believes the successful development and marketing of this software will be key to our growth as it will allow us to provide an audio/video commenting solution in a scalable fashion with recurring revenue. Our initial entry to market will be focused on the on boarding of notable radio brands, with active audiences/listeners ranging from 200,000 – 4,000,000 per day, per radio station, globally. We are currently in the process of developing a software map and specification list to be used in soliciting bids for the design and development of our software. With the advent of cloud computing and the migration of an increasing number of applications and associated data to the web, management believes that innovative web-based commenting tools will appeal to the market.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue we may need a minimum of $700,000 of additional funding to pay for ongoing business activities and SEC filing requirements for the next twelve months. We do not currently have any arrangements for additional financing.

From inception until the date of this filing, we have had limited operating activities. Our independent registered public accounting firm has issued an audit opinion which includes a statement expressing doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We do not anticipate earning significant revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

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●	are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter; or (2) for so long as we have a public float of zero, have annual revenues of less than $50 million during our most recently completed fiscal year.

Investors should be aware that we will be subject to the “Penny Stock” rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under “Penny Stock Considerations” in this Prospectus for more information.

The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	3,000,000 shares of common stock, par value $.0001, on a best-efforts basis

Offering Price:	$1.00

Securities Being Offered by the Selling Shareholders:	2,624,094 shares of common stock, par value $.0001

Offering Price per Share:	$1.00

Offering Period:

The shares being sold by the Company are being offered for a period not to exceed 12 months.

The shares being sold by our Selling Shareholders shall be offered for a period not to exceed 12 months from the date of effectiveness of this Registration Statement.

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Net Proceeds to Our Company:	$3,000,000, if all the shares are sold

Use of Proceeds:	The Company intends to use the proceeds to continue day to day business operations.

Number of Shares Outstanding Before the Offering:	13,440,837 (as of August 31, 2017)

Number of Shares Outstanding After the Offering:	16,440,837, if all the shares are sold

The Company officers, directors and control persons do not intend to purchase any shares in this offering.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment. Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company.

Risks Related to Our Company

We have limited operating history that an investor can use to evaluate the Company, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small startup company.

We were incorporated in Delaware on January 21, 2015. We are a development stage company. We have no significant assets, limited financial resources and minimal revenue to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

Our revenue and income potential is uncertain. Any evaluation of our business and prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in the development stage. Some of these risks and uncertainties include our ability to:

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●	execute our business plan and commercialization strategy, including developing relationships with large retailers;

●	respond effectively to competition;

●	manage growth in operations;

●	respond to changes in applicable government regulations and legislation;

●	access additional capital when required;

●	sell our products and service at the prices currently expected; and

●	attract and retain key personnel.

Because we are a development stage company, we expect losses in the future because we have no revenue to offset losses.

We are a development stage company that is currently developing our business. We have developed the initial product for release, however additional development will be required before the Company will have a scalable product that generates revenue. As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenue to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenue in the future. We recognize that if we are unable to generate revenue, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenue or ever achieve profitable operations.

Our auditor has expressed doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay or abandon the implementation of our business strategy.

The Company has limited operations on which to evaluate the Company and its prospects.

The Company has limited operations on which to evaluate the Company and its prospects. From our inception through June 30, 2017, we had no revenues. Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable. If customers do not adopt the Company’s products and services due to the Company’s operating history, the Company’s business may be seriously harmed. The Company’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may not be able to market our software successfully.

The social commenting industry is extremely competitive. Whilst to our knowledge we are the only company offering video/audio commenting, there are currently numerous other services and platforms on the internet who offer a similar text based only service to that being offered by us. A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our product and software known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our product successfully to the consumer, we may be unable to sustain business operations.

We will need to attract a large number of users in order to achieve profitability.

We expect to generate the majority of our revenues through monthly user fees of our web/mobile-based commenting services, and advertising revenue. In order to convert publishers to sales, we will need to attract a large number of users to our platform, obtain paying publishers and retain them on an ongoing basis. Failure to do so on a cost-effective basis may harm our revenues.

The changing industry requires expansion and constant updating of our software.

The internet and the online commerce industry are characterized by rapid technological change that could render our software obsolete. The development of our software entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our software and website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

If our security is compromised or if our platform is subjected to attacks that frustrate or thwart our users’ ability to access our products and services, our users, and partners may cut back on or stop using our products and services altogether, which could seriously harm our business.

Our efforts to protect the information that our users have shared with us may be unsuccessful due to the actions of third parties, software bugs, or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information to gain access to our data or our users’ data. If any of these events occur, our or our users’ information could be accessed or disclosed improperly. Our Privacy Policy governs how we may use and share the information that our users have provided us. Some partners may store information that we share with them. If these third parties fail to implement adequate data-security practices or fail to comply with our terms and policies, our users’ data may be improperly accessed or disclosed. And even if these third parties take all these steps, their networks may still suffer a breach, which could compromise our users’ data.

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Any incidents where our users’ information is accessed without authorization, or is improperly used, or incidents that violate our Terms of Service or policies, could damage our reputation and our brand and diminish our competitive position. In addition, affected users or government authorities could initiate legal or regulatory action against us over those incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Maintaining the trust of our users is important to sustain our growth, retention, and user engagement. Concerns over our privacy practices, whether actual or unfounded, could damage our reputation and brand and deter users, advertisers, and partners from using our products and services. Any of these occurrences could seriously harm our business.

We are also subject to many federal, state, and foreign laws and regulations, including those related to privacy, rights of publicity, data protection, content regulation, intellectual property, health and safety,

Our competition, including the introduction of new products or services by our competitors, could have an effect on our sustainability.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and may lead to the end of operations.

If we do not generate enough subscription revenue, then we may fail to achieve profitability. Consequently, investors could lose their entire investment.

We have not yet begun the initial stages of marketing. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with developing and marketing our software. As detailed in the above risk factors, we will incur these loses before the Company generates revenues from the software. Failure to generate ongoing revenue may cause us to go out of business and result in the complete loss of your investment.

Any intellectual property rights we develop may be valuable and any inability to protect them could reduce the value of our products, services and brand.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. If we develop a logo, we may seek trademark protection for it. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may be subject to intellectual property rights claims in the future, which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies in the future.

Companies in the Internet, technology and software industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

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With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers, and our revenue may decline and our business could suffer.

We will rely on an outside firm (currently) Amazon Web Service Cloud (AWS) to host our servers, and a failure of service by these providers could adversely affect our business and reputation.

We currently rely upon AWS to host our main server. In the event that AWS experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service.

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Risks Related to Investing in Our Industry

Our business depends in part on the growth and maintenance of the internet and telecommunications infrastructure.

The success of our business depends in part on the continued growth and maintenance of the Internet and telecommunication infrastructure. This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continue to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. We have no control over the providers of access services to the Internet. Interruptions, delays or capacity problems with any points of access between the Internet and our websites could adversely affect our ability to provide services to users of our websites. The temporary or permanent loss of all or a portion of our services on the Internet, the Internet infrastructure generally, or our users’ ability to access the Internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Government regulation could adversely affect our business prospects.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

1.	limiting the growth of the Internet;

2.	creating uncertainty in the marketplace that could reduce demand for our products and services;

3.	increasing our cost of doing business;

4.	exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

5.	leading to increased product and applications development costs, or otherwise harm our business.

Risks Related to Our Financial Position

If we are unable to obtain funding, our business operations will be harmed, and if we do obtain financing our then existing shareholders may suffer substantial dilution.

We will require funds to develop our service, create a marketing program, pay salaries, and address all necessary concerns to achieve sales and income. Currently the Company is unable to pay the salaries to Ms. Dyer and Mr. Sim (as set forth below) pursuant to their respective employment agreements. Ms. Dyer and Mr. Sim have agreed to defer salary until such time as they deem the Company is able to pay such sums, but such deferral is at their discretion and can make a demand for such payments at any time. In the event either of Ms. Dyer and Mr. Sim make demand for payment we may be forced to issue debt (which may hinder our ability to allocate resources to growing our business), convertible notes or common stock which may lead to dilution to existing shareholders. We anticipate that we may require additional capital to fund our operations in 2017. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to develop and market our service and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

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Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling shareholders.

The price of our common stock could fall if the selling shareholders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling shareholders are selling their shares of common stock.

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

However, we agreed to pay offering expenses estimated at $65,000 as described in Part II, Item 13- Other Expenses of Issuance and Distribution. The Company does not have the cash available to pay these deferred costs so the Company will be in worse financial condition following this offering than it was prior to commencement of the offering.

Risks Related to a Development Stage Company

Our future success is dependent, in part, on the performance and continued service of our CEO Jennifer Dyer and COO Kiaran Sim. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of our CEO, Jennifer Dyer and COO, Kiaran Sim. We currently have a seven-year employment agreement with Jennifer Dyer and a three-year term with Kiaran Sim. The loss of services of either person could have a material adverse effect on our business, financial condition or results of operation.

We are a pre-revenue stage company and do not anticipate paying dividends in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

Purchasers may have difficulty evaluating the Company’s business because of the absence of an operating history.

The Company was incorporated on January 21, 2015, and to date, the Company has been involved primarily in organizational activities. The Company has earned no revenue, and therefore has no revenue history on which to evaluate the Company. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. There is no guarantee that we will commence additional business operations or that our business operations will be profitable. For this reason, investors are encouraged to review the Company’s financial information and Prospectus, to have discussions with representatives of the Company and to engage professional advisors to evaluate an investment in the Company.

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Our products may not achieve market acceptance thereby reducing the chance for success.

We developed product offering capabilities that, to our best knowledge, are somewhat new to the market with a limited number of similar products. It is unclear whether our product offering and its features or other unanticipated events may result in lower revenues than anticipated, making anticipated expenditures on development, advertising and promotion not feasible. We have conducted numerous successful focus groups and performed a number of user testing exercises that suggest a high user adoption rate. However, we cannot guarantee product demand or interest in our service offering.

If the market chooses to buy competitive products and services, the Company will not be financially viable.

Although the Company believes that its products will be of commercial usefulness, there is no verification by the marketplace that the Company’s products and services will be purchased by customers. If the market chooses to buy competitive products and services, it may be more difficult for the Company to be profitable and the Company’s business would be substantially harmed. The Company believes that the purchase of its products is also highly dependent on perceptions of risk, financial viability of the Company, ability to provide related services and support, and other factors including brand perception, references, and commercial linkage between these sales and other products and services. If the Company is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

The Company’s competitors are larger and have greater resources, giving them the ability to utilize commercial practices that may prevent customers from buying the Company’s products and services.

Many of our competitors are larger and have resources and users greater than those of the Company such as Disqus, and LiveFyre (all offering text-based only commenting); therefore, there can be no assurance that potential customers will use the Company’s services, as opposed to the Company’s competitors. If potential customers do not use the Company’s services, the Company’s business would be significantly harmed. Competitors may also have greater leverage and stronger relationships with their customers, as well as the ability to improve their current services, which could affect the Company’s ability to procure customers or cause customers to change.

We may not be able to manage or integrate future acquisitions, if any because of our lack of cash.

The Company has no pending or probable acquisition transactions as of the time of this offering. However, management will consider acquisition opportunities as a key element of the Company’s planned operating strategy. The acquisition and successful integration of such businesses that provide for synergistic or vertical integration opportunities for the Company will be crucial to the success of our acquisition strategy. These acquisitions could place a strain on operations in the future. Our ability to manage future acquisitions, if they occur, will depend on the Company’s ability to successfully evaluate investments, monitor operations, control costs, maintain effective quality controls, expand our internal management and technical and accounting systems and integrate acquired businesses into our company. As you evaluate the prospects of the Company, you should consider the many risks we will encounter during the process of integrating those businesses that may be acquired in the future. Such risks include (i) the distraction of management’s attention from other business concerns; (ii) the potential loss of key employees or customers of the acquired businesses; and (iii) the potential inability to integrate controls, standards, systems and personnel.

To fund future acquisitions, we may need to borrow funds or assume the debts of acquired companies, or issue more stock, which may dilute the value of our existing common stock. To incur any additional debt, we must comply with any existing restrictions contained in any indebtedness we may have at that time. If these restrictions are not met and we do not receive necessary consents or waivers of these restrictions, we may be unable to make future acquisitions.

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The Company’s success depends, in part, on its ability to protect, develop and rapidly deploy intellectual property.

Although the Company currently believes it has adequate protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, business models and intellectual property. This could have a serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third party claims as a result of litigation or other proceedings.

In connection with the enforcement of our own intellectual property rights, or disputes related to the validity or alleged infringement of third party intellectual property rights, including patent rights, we may in the future be subject to claims, negotiations or litigation. Intellectual property disputes and litigation may be costly and will be disruptive to our business operations by diverting attention and energies of management and key technical personnel, and by increasing our costs of doing business.

Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, subject us to injunctions restricting our sale of products, or cause severe disruptions to our operations or the marketplaces in which we compete.

If the Company is unable to adapt to the rapid technological change in its industry, the Company will not remain competitive and its business will suffer.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of intense competition in the industry exacerbates these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its software and its services. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must achieve significant market acceptance. The Company could also incur substantial costs if the Company needs to modify its service or infrastructures or adapt its technology to respond to these changes.

Risks Related to Our Common Stock and Our Status as a Public Company

The offering price of the shares should not be used as an indicator of the future market price of the shares, therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price for the sale of the shares of common stock by the Company was determined arbitrarily by management. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

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Our officers and directors possess the rights to vote a majority of our common stock.

Our two co-founders have control over all stockholder decisions because they control a substantial majority of our voting stock. As of the date of this Prospectus, there are 1,000,000 shares of Series A Preferred Stock outstanding which are held by our executive officers (600,000 owned by Jennifer Dyer our President and Director, and 400,000 owned by Kiaran Sim, COO and Director). Each share is entitled to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 200-1 basis, and each share of Series A Preferred Stock is convertible into 100 shares of Common Stock, at the option of a Holder, at any time and from time to time. As owners of the Series A Preferred Stock Ms. Dyer will be entitled to cast a vote on all matters submitted to the Company’s holders of common stock at the equivalent of 120,000,000 shares of common stock and Mr. Sim 80,000,000 votes. As holders of all of the outstanding Class A Preferred Stock, they not only possess substantial influence over all matters to be voted upon by shareholders of the Company (including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets), but this offering will not significantly dilute our co-founders’ voting control because of the aforementioned voting rights of the Class A Preferred Stock. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of the Company or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

Our officers and directors possess the rights to restrict the activities and operations of the Company through their ownership of the Series A Preferred Stock

As owners of all of the outstanding shares of Series A Preferred Stock, our Ms. Dyer (President and Director) and Mr. Sim (COO and Director) may restrict the activities and operations of the Company. The Certificate of Designation for the Series A Preferred Stock provides in part, that the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series A Preferred Stock outstanding: Alter or change the rights, preferences or privileges of the Series A Preferred Stock by way of reclassification, merger, consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed or the conversion basis by which the shares of Series A Preferred Stock are presently converted into shares of Common Stock; Increase the authorized number of shares of Series A Preferred Stock; Create any new class of shares having preferences over or being on a parity with the Series A Preferred Stock as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred Stock then outstanding; Repurchase any of the Company’s Common Stock; Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval; Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company; or Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof. As such Ms. Dyer and Mr. Sim exercise control over all such activities of the Company.

The requirements of being a public company may strain our resources and divert management’s attention.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

There is no assurance of a public market or that the Company’s common stock will ever trade on a recognized exchange; therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents to obtain a listing on the OTC Bulletin Board (or comparable platform), nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our common stock is considered a “penny stock” which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their shares.

Our shareholders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

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We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue-sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus, the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Bulletin Board.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, the board of directors has the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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Certain provisions of Delaware law contain anti-takeover provisions that may make it more difficult to effect a change in our control.

Certain provisions of the Delaware General Corporation Law could delay or prevent an acquisition or change in control and the replacement of our incumbent directors and management, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares, possibly at a premium over the then market price of our common stock. One of these Delaware laws prohibits us from engaging in a business combination with any interested stockholder (as defined in the statute) for a period of three years from the date that the person became an interested stockholder, unless certain conditions are met.

As there is no minimum purchase requirement in connection with this offering, we may not receive enough capital to fund our operations.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 3,000,000 shares – see “use of proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not even be sufficient to defray the costs of this offering. Limited proceeds received from the sale of shares may cause us to go out of business and may result in the complete loss of your investment.

The offering price of the common stock was determined based on the price of our private offering and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

There is currently no traded public market for the Company’s common stock. There is no assurance that any public market will be established or maintained for the Company’s stock. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Investing in the Company is a risky investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

As we do not have an escrow or trust account for investors’ subscriptions, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

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There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.

There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in our company while our company may not receive enough proceeds from the offering to begin our operations or where there may be no market for our shares.

Forward-Looking Statements

This Prospectus and the documents incorporated by reference into it contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance, the Company’s inability to successfully compete against existing and future competitors, the Company’s reliance on independent third parties, the Company’s inability to protect its intellectual property, other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors.

Use of Proceeds

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $3,000,000 in net proceeds from the sale of shares offered by us under this prospectus. There is no assurance that we will be able to raise any funds from this offering as we are conducting this offering on a “best-efforts” basis. The proceeds we receive shall be used to pay for accounting fees, internet marketing, new hires, operations, and platform expansion. The use of proceeds may include:

We intend to use the majority of the net proceeds of this offering to develop both the front-end and back-end Client Comment Management Program (CCMP) software. The software will offer publishers and radio stations in particular, a web-based interface where, for a monthly fee, they will have access to the CCMP tools, alternatively the CCMP will be available for free, with limited features. The software may offer other features including, but not limited to: multiple comment sharing options, the ability to follow individual commentators, stay signed in across all platforms where Yappa is installed, audio and video filters, in-app cryptocurrency, radio and podcast software integration, and mobile application support. We are positioning the product to focus on the radio and podcast market initially, but will also aim to monetize bloggers, publishers and their audience. However, as founders we are focusing our efforts on creating a product that receives traction, and rapid growth before any monetization strategy is implemented. Advertising is the primary way Yappa anticipates it will generate income.

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If all the shares being offered by the Company are sold, the proceeds from this offering will be $3,000,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Percent of $3,000,000 Offering Achieved

	10%	25%	50%	75%	100%
Total Proceeds	$300,000	$750,000	$1,500,000	$2,250,000	$3,000,000

Less: Offering Expenses
Legal, Audit and Filing Fees*	$67,000	$67,000	$67,000	$67,000	$67,000
Commissions & Finders Fees	0	0	0	0	0
Transfer Agent fees*	$200	$400	$600	$1,000	$1,000
Total Offering Expenses	$67,200	$67,400	$67,600	$68,000	$68,000

Net Proceeds From Offering	$232,800	$682,600	$1,432,400	$2,182,000	$2,932,000
*Estimated Expenses

Major Categories of Expenditures

Platform Expansion	$14,000	$28,500	$28,500	$28,500	$28,500
CCMP Software Development	$35,000	$65,000	$130,000	$195,000	$260,000
Officer Compensation	$30,500	$50,250	$100,500	$150,750	$201,000
New Personnel	$17,500	$17,500	$35,000	$52,500	$70,000
Advertising	$25,000	$60,000	$60,000	$60,000	$60,000
Hardware	$0	$12,900	$12,900	$12,900	$12,900

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, it will source additional funding from alternative sources, and scale back our investment in the initiatives. The priority for investment in initiatives is intended to be for marketing and platform expansion. The Company will not use any of the offering proceeds to repay related party debt pursuant to Instruction 4 of Item 504 of Regulation S-K. The Company may choose to fund a combination of these initiatives partially, resulting in a slower growth rate, or may choose to fund fully one of the initiatives first. In the event that we do not find alternate sources, the business could fail. The Company does not intend on using any of the offering proceeds to pay deferred compensation to the executive officers.

We expect to spend a significant portion of our existing funds conducting this offering and attempting to achieve a public listing. We will need to raise a minimum of $700,000 in order to scale the development of our current software version, accounting fees, new hires, operations, and platform expansion, market and promote the product effectively, as well as to meet our ongoing reporting requirements with the SEC. This includes legal, accounting and rent expenses.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, past operating results, financial condition, book value or other criteria of value. The factors considered were:

●	lack of significant revenues
●	growth potential
●	limited operating history
●	the price we believe a purchaser is willing to pay for our stock

Although our common stock is not listed on a public exchange, we anticipate filing to obtain a listing on the OTC Bulletin Board after the filing of this Prospectus. In order to be quoted on the OTC Bulletin Board, a market-maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market-maker will agree to file the necessary documents to get the Company listed on the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

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In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of our relatively low book value issued and outstanding stock.

The dilution calculations we have set forth in this section reflect an offering price of $1.00 per share.

As of June 30, 2017, we had a net tangible book value of $(49,336) or $ (0.00380) per share of outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 3,000,000 shares, the net tangible book value at that date would have been $2,950,664 or $0.1846 per share. This represents an immediate increase in net tangible book value of $0.1884 per share to existing shareholders and an immediate dilution of $0.038 per share to new investors.

Dilution Table

Maximum Offering

Pro-Forma as of June 30, 2017

Net tangible book value before this Offering	$(49,336)

Net tangible book value per share	$(0.00380)

Net tangible book value after this Offering	$2,882,664

Net tangible book value per share after Offering	$0.1803

Increase per share attributable to new stockholders	$0.1841

Dilution	$0.8197

Dilution as percentage of purchase price	(82%)

Selling Shareholders

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of August 31, 2017 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name of Beneficial Holder	Shares of Common Stock Owned Prior to Offering	Percentage Owned before the Offering (1)	Shares of Common Stock to be Offered	Shares of Common Stock Owned After Offering assuming all Common Shares being registered are sold	Percent of Common Stock Owned After the Offering assuming all Common Shares being registered are sold
Jennifer Dyer (2)	6,080,000	45.2%	912,000	5,168,000	38.4%
Kiaran Sim (3)	3,920,000	29.2%	588,000	3,332,000	24.8%
Mario Beckles (4)	25,000	*	12,500	12,500	*
Brett Smith	100,000	*	100,000	0	0
Abdu Suliman	50,000	*	50,000	0	0
Muss Kadine	50,000	*	50,000	0	0
Isaac Ben Hamou	125,000	*	18,750	106,250	*
Dylan Cohen	631,944	4.7%	94,792	537,152	4.0%
Julia Pavlov	631,944	4.7%	94,792	537,152	4.0%
Israel Morrison	30,007	*	30,007	0	0
Lonnie Talbert	55,556	*	55,556	0	0
Al Thomas	139,470	*	132,182	0	0
TR Global Investments	390,000	2.9%	78,002	311,998	2.3%
Abdul Sharif	803,973	6%	120,596	683,377	5.1%
Jamil Khan	166,190	1.2%	24,929	141,261	1.1%
Victor Fasahati	33,417	*	33,417	0	0
Mohammed Ayub Elamrani	28,000	*	28,000	0	0
Samuel Palmer	16,000	*	16,000	0	0
Monica Bragg	8,667	*	8,667	0	0
Wisdom Company Trust p.p.a Orin Solomon	26,667	*	26,667	0	0
Dionne Wainwright	20,001	*	20,001	0	0
Rhonda Auguste	10,000	*	10,000	0	0
Aaron Burt	20,000	*	20,000	0	0
Alisa Owens	13,334	*	13,334	0	0
Arif Ahmed	48,614	*	48.614	0	0
Tiruven Pavaday-Pillay	17,053	*	17,053	0	0
Total	13,440,837		2,624,094

* less than 1%

(1) Based on a total of 13,440,837 shares of Common Stock outstanding as of August 31, 2017. Does not include shares of Common Stock issuable upon conversion of Series A Preferred Stock.

(2) Jennifer Dyer is the CEO, President and Director of the Company.

(3) Kiaran Sim is the COO and Director of the Company.

(4) Mario Beckles is the CFO of the Company.

Holders of Record

As of August 31, 2017 we have 26 shareholders of record.

Plan of Distribution

The selling shareholders may sell some or all of their shares at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the OTC Bulletin Board concurrently with the filing of this Prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market-maker will agree to file the necessary documents with Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

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The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents, or
●	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this Prospectus.

The selling shareholders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling shareholders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling shareholders will be subject to the Prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

Shares Offered by the Company

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits the Company officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. The officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In addition, the Company’s officers and directors intend to market the shares to hedge funds, brokers and sophisticated investors that are known to the company. The Company’s officers and directors plan to contact friends, family members, business acquaintances, as well as hedge funds and brokers directly to see if there is an interest in purchasing the shares. If there is an interest from the above listed individuals and entities, the Company’s officers and directors will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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The Company officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

Terms of the Offering

The shares being offered by the Company will be sold at a price of $1.00 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the effective date of this prospectus and continue for a period of 12 months, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received by the Company, are irrevocable.

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Blue Sky Restrictions on Resale

When a selling shareholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling shareholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling shareholder will be able to advise the shareholder as to which states have an exemption for secondary sales of our common stock. Any person who purchases shares of our common stock from a selling shareholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales. When this Prospectus becomes effective, a selling shareholder will indicate in which state(s) he or she wishes to sell the shares, and such seller’s broker will be able to identify whether the shareholder will need to register in that state or may rely on an exemption from registration.

Penny Stock Considerations

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

●	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

●	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

●	Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question;

●	Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

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●	Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

●	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Description of Securities

We are authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, and 20,000,000 shares of preferred stock, $.0001 par value per share, 3,000,000 shares of preferred stock were designated as Series A Preferred Stock. As of August 31, 2017, we have issued and outstanding securities on a fully diluted basis:

- 13,440,837 shares of Common Stock;

- 1,000,000 shares of Series A Preferred Stock;

Investors should review the detailed provisions of our Amended Certificate of Incorporation and Bylaws (included as Exhibits hereto). The shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common shareholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Please refer to the Company’s Certificate of Incorporation as amended, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights of holders of the Company’s common stock.

Preferred Stock

Preferred stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such preferred stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

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As of the date of this Prospectus, there are 3,000,000 shares of preferred stock designated as Series A Preferred Stock. There are 1,000,000 shares of Series A Preferred Stock outstanding which are held by our executive officers. The following are material terms of the Series A Preferred Stock, investors should review the Certificate of Designation for the Series A Preferred Stock included as an Exhibit hereto:

●	Each share of Series A Preferred Stock shall have a par value of $0.0001 per share.

●	The Series A Preferred Stock shall vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 200 for one basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

●	Each share of Series A Preferred Stock shall be convertible into 100 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series A Preferred Stock.

●	So long as any of the shares of Series A Preferred Stock shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series A Preferred Stock outstanding: Alter or change the rights, preferences or privileges of the Series A Preferred Stock by way of reclassification, merger, consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed or the conversion basis by which the shares of Series A Preferred Stock are presently converted into shares of Common Stock; Increase the authorized number of shares of Series A Preferred Stock; Create any new class of shares having preferences over or being on a parity with the Series A Preferred Stock as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred Stock then outstanding; Repurchase any of the Company’s Common Stock; Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval; Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company; or Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof.

●	The holders of the Series A Preferred Stock shall be entitled to receive Common Stock dividends when, as, if and in the amount declared by the directors of the Company to be paid in cash or in Market Value of the Company’s common stock. Without prior written consent of the majority of the holders of Series A Preferred Stock, so long as any shares of Series A Preferred Stock shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Company make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51% of the outstanding voting stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous dividend periods, if any, shall have been paid or declared.

●	In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to ($.0001) per share. Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock and then to the holders of other outstanding shares of capital stock of the Company. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series A Preferred Stock.

Options and Warrants

There are no outstanding options, warrants, or other securities which are convertible into shares of our common stock, except as described below.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer. They are located at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516. Their telephone number is (212) 828-8436 and their facsimile number is (646) 536-3179.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company’s overall financial condition and plans for growth. For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business. Any future determination to declare and pay dividends will be at the discretion of the Company’s Board of Directors and will be dependent on the Company’s financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Description of Business

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Yappa World Incorporated (“Yappa,” “Yappa World,” “we,” or the “Company”) was incorporated in the State of Delaware on January 21, 2015. We are a development-stage company that offers audio and video commenting services for Internet websites, and mobile platforms. Our URL is yappaapp.com. We offer multimedia commenting tools, as part of a comprehensive strategy designed to maximize a website’s content/audience participation. Yappa is a service for online communities worldwide to have audio/video conversations, discussions and commentary.

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By innovating and elevating the commenting experience, Yappa offers a new way to communicate. Unlike the current text format available, Yappa delivers audible visual comments, removing limitations of the traditional text-based approach. Yappa does not moderate comments on the sites that use our service. If a comment the user makes gets deleted or not posted, it is done so at the discretion of the site publisher. Each community using Yappa establishes their own standards for etiquette, social morale standing, and acceptable language.

As the internet continues to grow and competition for website visitors increases across numerous sectors, management believes demand for innovative ways to communicate around content will also continue to grow. One of the ways we intend to compete in the comment space is by targeting the radio industry. Yappa provides a unique solution where radio stations can communicate with their audience via audio, integrating user audio content into live broadcasts without relying on live, on-air interactions. The Yappa management team believes that integrating the Yappa tool as the primary tool of communication between radio stations and their audience, provides the perfect product-market-fit. Yappa will seek to partner with some of the biggest radio brands to deliver this innovative communication tool, to radio audiences across the globe. Using the Yappa client dashboard, radio programmers can access user comments, export the audio, and integrate the media within their live radio broadcasts.

The Yappa tool is currently in beta-testing, with the full launch scheduled for December 2017. We anticipate that the platform and all launch features will be fully operational, including the voice transcription feature that forms part of the backend CCMP. We do not have any active users at present, as we have not launched the tool into the public domain. We currently do not have any written arrangements in place with radio stations, or any other website publisher.

As part of the analytical delivery strategy, the Yappa management team are developing a back-end Client Comment Management Program (CCMP) that will automate and a website’s audible comment traffic. This will be achieved through transcribing audible comments to text. The text will then be indexed as key words which can identify quickly what users are talking about, from the CCMP. This also allows for audible comment threads to be searchable via topics, categories, and trends.

There are numerous websites and internet blogs that provide comment sections for users without benefiting from any valuable user data. Based on the needs of a client’s website, we provide back-end analytical comment data with the objective of converting audible comments and conversations into real-time valuable data. This is primarily a result of how closely the content on the site relates to what users are discussing. This can be critical data in understanding the type of content users want to see on the website. To use the Yappa service, an email address, username, or Facebook login will be required. We will use personally identifiable information to deliver the service, to comply with reasonable requests of law enforcement, and recommend additional content to the user, some of which may include content from advertisers. Usage of advertising will be made clear to our users once we have defined procedure.

Management believes the successful development and marketing of this software will be key to our growth as it will allow us to provide an audio/video commenting solution in a scalable fashion with recurring revenue. Our initial entry to market will be focused on the on boarding of notable radio brands, with active audiences/listeners ranging from 200,000 – 4,000,000 per day, per radio station, globally. We are currently in the process of developing a software map and specification list to be used in soliciting bids for the design and development of our software. With the advent of cloud computing and the migration of an increasing number of applications and associated data to the web, management believes that innovative web-based commenting tools will appeal to the market.

While the Company has enough funds to operate now, management believes the Company’s vision of long term growth is to build our planned software and to have access to the financing options available in the public markets.

Technical Infrastructure

How Yappa works

The Yappa Widget is installed via a JavaScript plugin into the publisher’s site. Once the widget is installed it prompts a call to Yappa’s API to validate if the publisher’s domain (in which the widget has been set) is authorized. If so, the API will return the widget rendered served in a static server and targeted to an iframe set by the plugin within the Publisher’s site.

Once the widget has been loaded, the API will make a request to retrieve all the “Yaps” to be shown publicly. About the visibility of the Yaps. Any anonymous user can browse all the Yaps listed. But only the registered, logged and valid users (because users can be banned) will be able to publish a new Yap, leave a reply, add a flag or even vote on other Yaps. Yappa uses Passport to register the users based upon their profiles in the most known social media platforms.

The Uploading

There are three possible formats to upload a “Yap”: recording audio, recording video or uploading a video/audio file. All onsite recordings are performed with RecordRTC (based on WebRTC) and immediately encoded (base64). All files uploaded offline will be sent as multipart requests. Lastly all the files are cached and distributed through Amazon Cloudfront to enhance the performance.

It is anticipated that we will seek to generate revenues in one of the following ways:

●	Subscription Fees:

Our core monetization strategy relies on the on boarding of our target audience, which includes, but not limited to: website publishers/owners, forums, radio stations/brands, entertainment platforms, bloggers, and other digital based business’ that have an audience, sizeable web traffic, and/or an active commenting community. Part of this strategy will be to allow our target audience to install and use the commenting tool. This will give access to all the product features including the premium administration tool known as the CCMP (Client Comment Management Program) under a limited time ‘freemium’ model, with a subscription paywall at the end of the free trial period (for example, 30 – 60 days). The CCMP delivers critical analytical data (which may include but not limited to the user’s gender, location, and age) relating to the end user comments and interactions on their website, through the Yappa commenting tool. To continue using the Yappa tool, the website owner will be presented with two options at the end of the trial period:

○	OPTION 1: Continue using the Yappa Tool and have access to all features, including the CCMP for a subscription fee. We have not yet decided on what the subscription fee will be, as we are still gaining critical data on what website owners will be willing to pay according to the value of the data they will be receiving. We anticipate targeting a tiered model starting starting at $3.99 per month, up to $14.99 per month, depending on website traffic, average comments per day/week/month, and comment storage requirements. As a subscriber, the website owner will also have the option of allowing their audience to be exposed to ads through the Yappa tool, and the frequency of such ads. We anticipate that Ad revenue will be shared with the website owner, according to industry standard rates.

○	OPTION 2: Continue using the Yappa tool and have access to a set of basic features, free of charge. Under this model, there will be restrictions on backend CCMP access, amongst other feature restrictions. In addition, website owners will not have permissions to control the frequency of ads that will be exposed to their audience. However, the website owner will receive a shared portion of ad revenue, according to industry standard rates.

●	Ad Revenue Model:

Continuing from the description above, Yappa will seek to include ads in before/after content consumption as static banners or images, or in video format. Yappa may allow third-party ad servers or ad networks to serve advertisements on the Yappa tool. These third-party ad servers or ad networks use technology to send, directly to the end-user’s browser or mobile device, the ads and ad links that appear on the Yappa tool, and these third parties will automatically receive the end-user’s IP address when they do so. They may also use other technologies (such as cookies, JavaScript, device identifiers, location data, and clear gifs) to compile information about the end-user browser’s or device’s visits and usage patterns on the Yappa tool, and to measure the effectiveness of their ads and to personalize the advertising content.

Employees

We employ two persons on a full-time basis, Jennifer Dyer (CEO, President, Director), Kiaran Sim (COO, Director) and our CFO, Mario Beckles, and our Senior Project Manager, Julia Pavlov on a part time basis.

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Competition

We have a mix of competitors, from the point of online commenting, Disqus, and Livefyre, are the most used commenting platforms. From the point of integrating Yappa on air within primetime Radio, and programming networks, our main competition is Twitter, which is the most used social platform within that sphere. Anchor is a much newer platform that resembles something closer to our USP.

Description of Property

Jennifer Dyer (CEO, President and Director) is currently providing offices, internet access and phones to the Company at her residence complex at a monthly rent of $2,000. The term is month to month.

Legal Proceedings

There are no legal proceedings pending or threatened against the Company.

Market for Common Equity and Related Shareholder Matters.

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market-maker, willing to list, bid, or sale quotations and to sponsor the listing of a company’s securities. We may not now and may never qualify for quotation on the OTC Bulletin Board.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S FINANCIAL STATEMENTS, THE NOTES TO THOSE STATEMENTS AND THE INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. AS A RESULT OF MANY FACTORS, SUCH AS THOSE SET FORTH UNDER “RISK FACTORS” AND ELSEWHERE IN THIS PROSPECTUS, OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS.

Plan of Operation

We are a development stage company. We have not yet generated or realized any revenues from business operations. Over the next twelve months, the Company intends to focus on converting the initiatives and ideas described above into revenue. The strategy and timeline for each initiative may vary, but for each initiative, we will focus on:

1) Partners. We will attempt to leverage relationships to acquire new and strategic partners to utilize the potential of the Yappa tool, and maximize growth potential and scalability. We currently do not have any written arrangements in place with radio stations, or any other website publisher.

2) Sales and Marketing. Our planned go-to-market strategy is two-pronged, focusing on creating rapid growth, while attempting to utilize minimal in-house resources. On board key websites, radio stations, and podcast platforms that have built large communities of commentators to install the Yappa tool. Management will attempt to build relationships with radio stations, bloggers, podcasts, website publishers and larger active forums.

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4) General Administration. Our management is keeping our expenses extremely low to minimize the additional cash required to sustain the Company through the next twelve months. We will rely on our officers to provide all general administration.

We plan to use outside consultants and service companies from time to time for various tasks in the sales, development and manufacturing of our products and product launch and distribution, under provider contracts, to the extent that we are not able to perform the required functions. Using such outside vendors may make a particular task more expensive, but we believe that using such experts should improve the outcome or speed up the timing of product development and time to market. There is no assurance that we will be able to control the costs and deliveries of such activities in the same manner as if we were performing the tasks ourselves, and therefore we are subject to the usual risks of using outside providers.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital. Our revenues have been minimal to date, and we must raise cash from sources other than through our product offering. The Company currently has no arrangements in place for additional financing. Our success or failure will be initially determined by the availability of additional financing and, thereafter by our success in implementing our business plan.

If, in the discretion of our management, it appears that the prospect of implementing any component of our business plan is promising, we will attempt to raise additional money through a private placement, public offering or through loans. If we are unable to raise additional cash, we will either have to suspend activities until we do raise the cash, or cease activities entirely.

Results of Operations

For the year ended December 31, 2016, we had no revenues, and for the six months ended June 30, 2017, we had no sales or income and as of June 30, 2017 we had current assets of $9,017. We believe we can satisfy our cash requirements for the next twelve months with loans from our officers (or investment partners) although there is no commitment at this time by our officers to make any loans to the Company. In the event we are not successful in raising funds in this offering, additional funds may be required, and we may not be able to proceed with our business plan. Should this occur, we may have to suspend or cease operations or we may require financing to potentially achieve our profit, revenue and growth goals. We are uncertain whether financing would be available at all, or pursuant to terms satisfactory to the Company.

For the three months ended June 30, 2017 compared to the three months ended June 30, 2016

Revenue

We did not generate any revenue for the three months ended June 30, 2017 nor any for the three months ended June 30, 2016, and we sustained net losses of $1,198,804 and $40,209, respectively, for those two quarterly periods. This increase in net losses is primarily attributable to increase in general and administrative expenses and professional fees.

General and Administration Expense

Administration expense increased to $1,183,669 for the three months ended June 30, 2017 as compared with $9,788 for the three months ended June 30, 2016. This increase is due to increases in professional fees. The increase in professional fees are attributed to the issuance of preferred stock to our founders for services in the amount of $1,125,000, in addition to the costs of filing and submitting the various documents relating to the Form S-1, which include but not limited to legal, auditors, filing fees, accounting and reporting, and rent expense and travel expenses.

Research and Development Expenses

Research and Development expense decreased by $16,780 to $8,070 for the three months ended June 30, 2017 as compared with $24,850 for the three months ended June 30, 2016. This is attributable to the Company’s having to allocate their cash resources toward professional fees to facilitate registering the company on the Over the Counter exchange markets.

Interest Expense/Income

For the three months ended June 30, 2017 interest expense was $6,807 compared to $5,571 for the three months ended June 30, 2016. This is primarily attributable to a convertible note entered into during the three months ended June 30, 2017.

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For the six months ended June 30, 2017 compared to the six months ended June 30, 2016

Revenue

We did not generate any revenue for the six months ended June 30, 2017 nor any for the six months ended June 30, 2016 and we sustained net losses of $1,338,076 and $121,669, respectively, for those two quarterly periods. This increase in net losses is primarily attributable to increase in general and administrative expenses and professional fees.

General and Administration Expense

General and Administration expense increased to $1,293,009 for the six months ended June 30, 2017 as compared with $47,068 for the six months ended June 30, 2016. The increase in professional fees are attributed to the issuance of preferred stock to our founders for services in the amount of $1,125,000, in addition to the costs of filing and submitting the various documents relating to the Form S-1, which include but not limited to legal, auditors, filing fees, accounting and reporting, and rent expense and travel expenses.

Research and Development Expenses

Research and Development expense decreased by $24,198 to $26,976 for the six months ended June 30, 2017 as compared with $51,174 for the six months ended June 30, 2016. This is attributable to the Company’s having to allocate their cash resources toward professional fees to facilitate registering the Company on the Over the Counter exchange.

Interest Expense/Income

For the six months ended June 30, 2017 interest expense was $17,833 compared to $23,427 for the six months ended June 30, 2016. This is primarily attributable to a convertible note entered into during the six months ended June 30, 2017.

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For the Year Ended December 31, 2016 compared to the Year ended December 31, 2015

Revenue

For the fiscal years 2016 and 2015, we generated no revenue because the company is currently undertaking research and development activities for application development and there were no sales generated in this period.

General and Administration Expense

Administration expense decreased to $192,900 for the year ended December 31, 2016 as compared with $225,578 for the year ended December 31, 2015. This decrease was caused to a reduction in payroll taxes and professional fees associated with the Company CEO and COO.

Research and Development Expenses

Research and Development expense decreased by $184,284 to $82,290 for the year ended December 31, 2016 as compared with $266,574 for the year ended December 31, 2015. This is because of less activity in R & D because of a reduction in funding during 2016.

Interest Expense/Income

Interest expense increased to $63,295 for the year ended December 31, 2016 as compared with $11,563 for the year ended December 31, 2015. The increase in interest expense is due to the Company recording a full year of interest expense associated with the convertible notes that were assumed during the latter half of 2015 in addition to amortization of deferred financing fees associated with those notes.

Liquidity and Capital Resources

	For the Six Months Ended June 30,
	2017	2016
Net cash used in operating activities	$(196,971)	$(104,828)
Net cash used in investing activities	$-	$-
Net cash provided by financing activities	$203,529	$103,580

Cash flows provided by financing activities for the six months ended June 30, 2017 was $203,529 compared to $103,580 for the same period in 2016. The increase is primarily attributable to an increase in funding during the first six months of 2017.

Net cash used in operations was $196,971 for the six months ended June 30, 2017 compared to $104,828 for the same period in 2016. This increase was primarily attributable to an increase in the company’s cash resources as a result of increased funding during the six-month period ending June 30, 2017.

We have substantial capital resource requirements and have incurred significant losses since inception. As of June 30, 2017, we had $9,017 in cash. Based upon our current business plans, we will need considerable cash investments to be successful. Such capital requirements are in excess of what we have in available cash and what we currently have commitment for. Therefore, we do not have enough available cash to meet our obligations over the next 12 months. Based upon our working capital deficiency, limited cash balance and forecast for continued operating losses we expect that the cash we currently have available will fund our operations through November 2017.

Currently the Company is unable to pay the salaries to Ms. Dyer and Mr. Sim (as set forth below) pursuant to their respective employment agreements. Ms. Dyer and Mr. Sim have agreed to defer salary until such time as they deem the Company is able to pay such sums, but such deferral is at their discretion and can make a demand for such payments at any time. We intend to fund these commitments through the development of our business, generating revenues and raising capital.

Our current cash requirements are significant due to planned development and marketing of our current product, and we anticipate generating losses. We anticipate that the minimum funding required to remain in business for at last least the next 12 months will be $296,500.

In order to execute on our plan of operations over the next 12 months, we will need to raise additional amounts of working capital through debt or equity offerings. There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. Any failure to secure additional financing may force us to modify or delay our business plan.

Estimated Expenses

The following provides an overview of our estimated expenses to fund our plan of operations for our product over the next 12 months. Funding will be with our current cash assets and may include future capital that we may have to raise. We plan to pay for such expenses as described below under “Liquidity and Capital Resources.”

Yappa Tool

Estimated
Description	Expenses

Engineering	$83,000
Website & Desktop API	$5,000
Design of UI and UX	$10,000
Research	$6,000
Testing	$12,000
Licensing and Certification	$2,000
Platform Running Costs	178,500
Total	$296,500

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	For the Fiscal Year Ended December 31,
	2016	2015
Net cash used in operating activities	$(270,665)	$(516,324)
Net cash used in investing activities	$-	$(3,227)
Net cash provided by financing activities	$271,876	$520,798

Net cash used in operations was $270,665 for the fiscal year ended 2016 compared to $516,324 for the same period in 2015. This decrease was due to decreased funding to the Company in 2016. There was $3,227 in cash transactions from investing activities in fiscal year 2015 which mainly related to office furniture costs.

Cash flows provided by financing activities for the fiscal year ended December 31, 2016 was $145,488 compared to $520,798 for the fiscal year ended December 31, 2015. This is primarily attributable to decrease funding from investors during 2016.

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Going Concern Considerations

We have generated no income since inception. The Company has a net loss of $338,485, and net cash used in operations of $(270,665) for the year ended December 31, 2016, and a stockholders’ deficit of $(682,330) and an accumulated deficit of $(842,200) at December 31, 2016. The Company has a net loss of $1,191,740 and net cash used in operations of $196,971 for the six months ended June 30, 2017, and a stockholders’ deficit of $(49,336) and an accumulated deficit of $(2,180,274) at June 30, 2017. It is management’s viewpoint that this loss is an investment in the Company’s initiatives and will turn profitable when those initiatives come to fruition. The loss consists of share compensation, professional fees, research and development costs, and general expenses. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Management

Name	Age	Position

Jennifer Dyer	46	CEO, President and Director
Kiaran Sim	31	COO, and Director
Mario Beckles	43	CFO

Ms. Dyer and Mr. Sim serve the Company on a full time basis. Mr. Beckles devotes approximately 10 hours per week to the Company. With the exception of Mr. Beckles (as set forth below), neither Ms. Dyer nor Mr. Sim have any other current employment, business ventures, or directorships,

Jennifer Dyer CEO, President and Director

Jennifer Dyer is an innovator with over 10 years’ experience in the mobile web, by conceptualizing and developing new ideas, strategic partnerships, capitalizing on emerging technologies, acquiring valuable content, and creating clear brand messages. Prior to founding Yappa, Ms. Dyer was President of JH2 Group Inc, from March 2007 to December 2014. Her role as President included conceptualizing, developing and launching Celebrity Fastcard (celebfc.com), creating a credible destination site, before transforming the product into a retail brand and successfully entering the retail market place with the product across 135,000 retail stores worldwide

Kiaran Sim COO, and Director

Kiaran Sim overseas the properties entire cycle from acquisition, development, production, post production, marketing, distribution, and cross promotions with major brand partners around the world. He is a visionary leader who develops innovative campaigns. Mr. Sim served as Vice President of JH2 Group Inc from March 2007 to December 2014, as Senior Vice President of Operations, spearheading and built two entertainment brands, Celebrity Fastcard and 2vLive. Mr. Sim utilizes an extensive network of A-list talent, across celebrities, influencers, media and key company corporate executives. In addition to leading, identifying, packaging and producing high quality mobile/internet entertainment properties, he has also led negotiations, integrated global operations, and managed strategic partnerships, through complex technology transitions with brands in Europe, Australia, North America, Brazil and China. Developed and managed strategic partnerships with global agencies and companies such as; TicketMaster, LiveNation, Yuku.com, Demi Lovato, Avril Lavigne, CAA, Microsoft, AEG Digital, Bravado, Universal Music Group Canada, Sony BMG UK, TurkCell mobile Services.

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Mario Beckles CFO

Mario Beckles is managing director of Beckles & Co a professional services firm that provides accounting, audit, tax and financial reporting advisory services for public companies. Prior to forming Beckles & Co., Mario held positions such as CFO of First Liberty Power Corp, a publicly traded mining company, Partner at Jersey Fortress Capital Partners, a boutique investment banking firm, from May 2009 to Aug 2014.

Mario is a member of the American Institute of Certified Public Accountants. He is also a licensed Certified Public Accountant with the State boards of Florida and Massachusetts (inactive).

Our officers and directors will serve until their successors are elected and qualified. Ours officer are elected by the board of directors until they removed from office. The officers are expected to hold their offices until the next annual meeting of shareholders.

Family Relationships

There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics

We have not adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

Directors Compensation

Our directors are not compensated for their service as directors.

Committees of the Board of Directors

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board of directors would not provide any benefits to our company and could be considered more form than substance.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officers, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the year ended December 31, 2016, since our inception.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Option Awards ($)	Common Stock Awards (#)		All Other Compensation ($)	Total ($)
Jennifer Dyer, CEO, President, Director	17,490	0	0	5,880,000	(2)	0	17,490
Kiaran Sim, COO, Director	1,053	0	0	3,992,000	(2)	0	1,053
Mario Beckles, CFO (1)	7,600	0	0	25,000	(1)	0	7,600

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(1) Mr. Beckles became CFO of the Company on July 20, 2017. Pursuant to the agreement with Mr. Beckles the Company agreed to issue Mr. Beckles an aggregate of 100,000 shares of Company common stock (with standard restrictive legend) as follows: 25,000 on each of the date of the agreement, and each three month anniversary thereafter provided the agreement remains in effect).

(2) Does not include (a) shares of Series A Preferred Stock, and (b) 200,000 shares of Common Stock issued to Ms. Dyer as executive compensation in July, 2017.

Agreements with Executive Officers

On January 1, 2017, the Company entered into an agreement with Ms. Dyer to serve as President/Chief Executive Officer of the Company for a period of seven years. Pursuant to the agreement with Ms. Dyer the Company agreed to pay $105,000 per annum during the term, with annual increases to be determined by the Board of Directors (no less than five percent (5%) per annum compounded), as well as an annual bonus to be determined by the Board of Directors (but in no event lower than twenty five percent (25%) of the then current annual salary. The agreement provides that in the event the agreement is terminated without cause by the Company that the Company will pay Ms. Dyer an amount equal to the remaining salary due for the remainder of the term, but in no event less than four times the annual salary in effect at such termination. In July, 2017, 200,000 shares of Common Stock wree issued to Ms. Dyer as executive compensation.

On January 1, 2017, the Company entered into an agreement with Mr. Sim to serve as Chief Operating Officer of the Company for a period of three years. Pursuant to the agreement with Mr. Sim the Company agreed to pay $96,000 per annum during the term, with annual increases to be determined by the Board of Directors (no less than five percent (5%) per annum compounded) as well as an annual bonus to be determined by the Board of Directors (but in no event lower than twenty five percent (25%) of the then current annual salary. The agreement provides that in the event the agreement is terminated without cause by the Company that the Company will pay Mr. Sim an amount equal to the remaining salary due for the remainder of the term, but in no event less than two times the annual salary in effect at such termination.

Currently the Company is unable to pay the salaries to Ms. Dyer and Mr. Sim (as set forth above) pursuant to their respective employment agreements. Ms. Dyer and Mr. Sim have agreed to defer salary until such time as they deem the Company is able to pay such sums, but such deferral is at their discretion and can make a demand for such payments at any time. We intend to fund these commitments through the development of our business, generating revenues and raising capital.

On July 20, 2017, the Company entered into an agreement with Mr. Beckles to serve as Chief Financial Officer of the Company for a period of one year. Pursuant to the agreement with Mr. Beckles the Company agreed to issue Mr. Beckles an aggregate of 100,000 shares of Company common stock (with standard restrictive legend) as follows: 25,000 on each of the date of the agreement, and each three-month anniversary thereafter provided the agreement remains in effect).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 31, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our Company at our principal office address:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class(2)	Amount and Nature of Beneficial Ownership of Series A Preferred Stock	Percent of Class(2)	Aggregate Equity Voting Power (Percentage)(3)
Jennifer Dyer, President, CEO, Director (3)	6,080,000	45.2%	600,000	60%	59.07%
Kiaran Sim, COO, Director (4)	3,920,000	29.2%	400,000	40%	39.32%
Mario Beckles, CFO (5)	25,000	*	0	0	*
Abdul Sharif	803,973	6%	0	0	*
Executive Officers and Directors as a Group (Three persons)	10,025,000	74.4%	1,000,000	100%	98.4%

* Less than one percent.

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock (excluding shares of Series A Preferred Stock) beneficially owned by such person or entity currently exercisable or exercisable within 60 days of August 31, 2017. In computing the number of shares beneficially owned and the percentage ownership, shares of common stock that may be acquired within 60 days of August 31, 2017 pursuant to the exercise of options, warrants or other securities convertible into common stock (excluding shares of Series A Preferred Stock) are deemed to be outstanding for that person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percent of class is calculated on the basis of the number of shares outstanding on August 31, 2017 (common stock 13,440,837, Series A Preferred Stock 1,000,000).

(3) Percent of Aggregate Equity Voting Power is calculated based on number of shares of common stock outstanding on August 31, 2017 plus 200 votes for each share of Series A Preferred Stock,

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(3) Does not include 600,000 shares of Series A Preferred Stock owned by Ms. Dyer.

(4) Does not include 400,000 shares of Series A Preferred Stock owned by Mr. Sim.

(5) Pursuant to the agreement with Mr. Beckles the Company agreed to issue Mr. Beckles an aggregate of 100,000 shares of Company common stock (with standard restrictive legend) as follows: 25,000 on each of the date of the agreement, and each three month anniversary thereafter provided the agreement remains in effect).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For a discussion on the agreements with related persons, see discussion set forth in section entitled “Agreements with Executive Officers.”

As of December 31, 2016 and December 31, 2015, the Company had a loan payable of $47,850 and $37,771, respectively to Jennifer Dyer, Chief Executive Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment.

As of December 31, 2016 and December 31, 2015, the Company had a loan payable of $5,053 and $5,035, respectively to Kiaran Sim, Chief Operating Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment.

As of December 31, 2016, the Company had a loan payable of $2,369 to Dylan Cohen, former Senior VP of Strategy (served from December, 2015 through December, 2016) and $1,250 to another individual. These loans are unsecured, non-interest bearing, and have specific terms for repayment.

Our principle offices are currently located at 4201 Via Marina, Unit D402, Marian Del Rey, CA 90292. Jennifer Dyer (CEO, President and Director) is currently providing this office space as a sub-lease to the Company at a monthly rent of $2,000. The term is month to month.

On January 15, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with EBF Partners LLC (“EBF”). EBF purchased $30,800 of the merchant sales for $22,000. In exchange for the purchased amount, the Company agreed to enter into an ACH debit authorization allowing EBF to deduct daily payment amounts of $308 until EBF has received the purchase amount of $30,800. The loan is under personal guarantee by our Co-Founder and CEO, Jennifer Dyer. As of June 30, 2017 $2,152 of this loan remains outstanding.

On January 29, 2016, the Company entered a Loan Agreement with Eidan Gamaty (“EG”). EG loaned the Company $13,000. The loan is under personal guarantee by our Founder, President and CEO, Jennifer Dyer. As of June 30, 2017 $8,000 of this loan remains outstanding.

On February 11, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with Good Loans, LLC (“Good Loans”). Good Loans purchased $14,200 of the merchant sales for $9,000. In exchange for the purchased amount, the Company agreed to enter into an ACH debit authorization allowing Good Loans to deduct daily payment amounts of $250 until Good Loans has received the purchase amount of $14,200. The loan is under personal guarantee by our Co-Founder and CEO, Jennifer Dyer and Co-founder and Chief Operating Officer, Kiaran Sim. As of June 30, 2017 $2,848 of this loan remains outstanding.

On February 18, 2016, the Company entered a Loan Agreement with Yellowstone Capital West, LLC (“Yellowstone”). Yellowstone loaned $11,920 and the Company received a cash payment in the amount of $6,805. The Company agreed to enter into an ACH debit authorization allowing Yellowstone to deduct daily payment amounts of $146 until Yellowstone has received the purchase amount of $11,920. The loan is under personal guarantee by our Co-Founder and CEO, Jennifer Dyer. As of June 30, 2017 $2,148 of this loan remains outstanding.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Certificate of Incorporation contains provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the securities offered by this prospectus will be passed upon for us by JMS Law Group, PLLC.

EXPERTS

The financial statements included in this prospectus for the period from January 21, 2015 (inception) through December 31, 2016 have been audited by Thayer O’Neal Company, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

37

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (the “Registration Statement”) on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Room 1580, Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-551-8090 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

38

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Yappa World Incorporated

We have audited the accompanying financial statements of Yappa World Incorporated (the Company), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the year ended December 31, 2016 and for the period from inception (January 21, 2015) to December 31, 2015, and the related notes to the financial statements. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from inception (January 21, 2015) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/S/ Thayer O’Neal Company, LLC
Thayer O’Neal Company, LLC
Houston, TX
August 18, 2017, except with respect to Notes 3, 7 and 8 for which the date is November 6, 2017

F-1

YAPPA WORLD INCORPORATED

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,459	1,248
Total current assets	2,459	1,248

OTHER ASSETS:
Property & equipment, net	2,264	2,910

TOTAL ASSETS	$4,723	$4,158

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$44,768	$29,969
Convertible notes payable-Short term,, net of deferred financing costs of $13,595 in 2016	469,609	-
Notes payable	15,148	-
Loan from related parties	46,480	38,730
Total current liabilities	576,005	474,391
Convertible notes payable - long term, net of deferred financing cost of $42,895 in 2015	111,048	405,692

Total liabilities	687,053	474,391

Commitments and Contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, 20,000,000 shares authorized at $0.0001 per share: 0 shares issued and outstanding.	-	-
Common stock, par value $0.0001 per share; 30,000,000 shares authorized; 11,388,888 and 10,125,000 shares issued and outstanding in 2016 and 2015, respectively	1,139	1,013
Additional paid in capital	158,730	32,468
Accumulated deficit	(842,199)	(503,715)

Total stockholders’ deficit	(682,330)	(470,234)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,723	$4,158

The accompanying notes are an integral part of these financial statements.

F-2

YAPPA WORLD INCORPORATED

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
REVENUES	$-	-

OPERATING EXPENSES:
Research and Development Costs	82,290	266,574
General and Administrative	192,899	225,578
Total operating expenses	275,189	492,152

LOSS FROM OPERATIONS	(275,190)	(492,152)

OTHER EXPENSE
Interest expense	(63,295)	(11,563)

NET LOSS	$(338,484)	$(503,715)

Net loss per common share – basic and diluted	$(0.03)	$(0.12)

Weighted average common shares outstanding – basic and diluted	10,862,556	4,340,862

The accompanying notes are an integral part of these financial statements.

F-3

YAPPA WORLD INCORPORATED

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Inception – January 21, 2015	-	$-	$-	$-	$-

Common stock issued to officers	9,800,000	980	-	-	980
Common stock subscribed for cash	325,000	33	32,468		32,501
Net loss for the period	-	-	-	(503,715)	(503,715)

Balance - December 31, 2015	10,125,000	1,013	32,468	(503,715)	(470,234)

Common stock issued for services	1,263,888	126	126,262	-	126,388
Net loss for the period	-	-	-	(338,484)	(338,484)

Balance December 31, 2016	11,388,888	$1,139	$158,730	$(842,199)	$(682,330)

The accompanying notes are an integral part of these financial statements.

F-4

YAPPA WORLD INCORPORATED

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(338,484)	$(503,715)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	646	317
Shares issued for services	126,387	-
Deferred financing fees	-	(42,895)
Amortization of deferred financing fees	32,455	-
Amortization of discount	19,920	-
Changes in net assets and liabilities -
Accrued interest	10,920	3,704
Prepaid expense		-
Accounts payable - trade	3,879	26,265

NET CASH USED IN OPERATING ACTIVITIES	(144,277)	(516,324)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for fixed assets	-	(3,227)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	-	33,381
Proceeds from Convertible notes	145,666	448,586
Proceeds from short-term notes payable	46,845	-
Payments on short-term notes payable	(54,772)	-
Proceeds from Related Party Debt	71,544	69,822
Payments on Related Party Debt	(63,795)	(30,991)

NET CASH PROVIDED BY FINANCING ACTIVITIES	145,488	520,798

NET INCREASE IN CASH	1,211	1,248

CASH – BEGINNING OF PERIOD	1,248	-

CASH – END OF PERIOD	$2,459	$1,248

SUPPLEMENTAL NON-CASH DISCLOSURES
Cash Paid for interest	$-	$-
Cash Paid for income tax	$-	$-
Notes payable increased by financing costs and interest	$23,075	$-

The accompanying notes are an integral part of these financial statements.

F-5

YAPPA WORLD INCORPORATED, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Note 1 – Organization and Basis of Accounting

Yappa World Incorporated is a Delaware corporation. The Company is a development-stage Company that offers audio and video commenting services for Internet websites. They offer multimedia commenting tools, as part of a comprehensive strategy designed to maximize a website’s content/audience participation. The Company was incorporated under the laws of the State of Delaware on January 21, 2015. On that date, the Company was authorized to issue 10,000,000 shares of common stock at $0.001 par value.

On August 14, 2015 the Company filed an Amended and Restated Certificate of Incorporation whereby it is authorized to issue 30,000,000 shares of common stock having a par value of $0.0001 per share and 20,000,000 shares of preferred stock, having a par value of $0.0001 per share.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

Note 2- Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

F-6

Furniture and Fixtures

Furniture and fixtures are recorded at cost and depreciated using the straight-line method at rates determined to estimate the useful lives of the assets. The annual rates used in calculating depreciation is as follows:

Furniture 5 years straight-line

Long-lived assets

The Company accounts for its long-lived assets in accordance with FASB ASC 360-10, “Property, Plant and Equipment” which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposal value.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value Measurement

The Company values its convertible notes and amounts due to related partings and short term loans payable under FASB ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

F-7

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 - Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company’s principal markets for these securities are the secondary institutional markets, and valuations are based on observable market data in those markets.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The Company uses Level 3 to value its derivative instruments.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2015 and 2014, and expenses for the years ended December 31, 2015 and 2014, and cumulative from inception. Actual results could differ from those estimates made by management.

Preferred Stock

The Company applies the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity. The Company’s preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within the Company’s control as of December 31, 2016.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

F-8

Adoption of Recent Accounting Pronouncements

As of December 31, 2015, the Company adopted guidance codified in ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs. The guidance simplifies the presentation of debt issuance costs by requiring debt issuance costs to be presented as a deduction from the corresponding liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected. Therefore, these costs will continue to be amortized as interest expense using the effective interest method pursuant to ASC 835-30-35-2 through 35-3. The Company has applied this guidance retrospectively to all prior periods presented in the Company's financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB's new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning January 1, 2020. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

In March 2016, the FASB issued an accounting standards update that provides a new requirement to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures

In August 2016, the FASB issued an accounting standards update addressing the classification and presentation of eight specific cash flow issues that currently result in diverse practices. The amendments provide guidance in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, and distributions received from equity method investees. This pronouncement is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, for nonpublic entities. The amendments in this ASU should be applied using a retrospective approach. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures.

Note 3 – Related Party Transactions

As of December 31, 2016 and December 31, 2015, the Company had a loan payable of $47,850 and $37,771, respectively to Jennifer Dyer, President, Chief Executive Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment.

Jennifer Dyer (CEO, President and Director) also provides office space, internet access and phones to the Company at her residence complex at a monthly rent of $2,000. The term is month to month.

Jennifer Dyer also provides personal guaranty’s on corporate debt in the amount of $15,148 as disclosed on Note 4.

F-9

As of December 31, 2016 and December 31, 2015, the Company had a loan payable of $5,053 and $5,035, respectively to Kiaran Sim, Chief Operating Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment.

As of December 31, 2016, the Company had a loan payable of $2,369 to Dylan Cohen, former Senior VP of Strategy (served from December, 2015 through December, 2016). This loan is unsecured, non-interest bearing, and have no specific terms for repayment.

On January 15, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with EBF Partners LLC (“EBF”). EBF purchased $30,800 of the merchant sales for $22,000. In exchange for the purchased amount, the Company agreed to enter into an ACH debit authorization allowing EBF to deduct daily payment amounts of $308 until EBF has received the purchase amount of $30,800. The loan is under personal guarantee by our Co-Founder and CEO, Jennifer Dyer. As of June 30, 2017, $2,152 of this loan remains outstanding.

On January 29, 2016, the Company entered a Loan Agreement with Eidan Gamaty (“EG”). EG loaned the Company $13,000. The loan is under personal guarantee by our Founder, President and CEO, Jennifer Dyer. As of June 30, 2017, $8,000 of this loan remains outstanding.

On February 11, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with Good Loans, LLC (“Good Loans”). Good Loans purchased $14,200 of the merchant sales for $9,000. In exchange for the purchased amount, the Company agreed to enter into an ACH debit authorization allowing Good Loans to deduct daily payment amounts of $250 until Good Loans has received the purchase amount of $14,200. The loan is under personal guarantee by our Co-Founder and CEO, Jennifer Dyer and Co-founder and Chief Operating Officer, Kiaran Sim. As of June 30, 2017, $2,848 of this loan remains outstanding.

On February 18, 2016, the Company entered a Loan Agreement with Yellowstone Capital West, LLC (“Yellowstone”). Yellowstone loaned $11,920 and the Company received a cash payment in the amount of $6,805. The Company agreed to enter into an ACH debit authorization allowing Yellowstone to deduct daily payment amounts of $146 until Yellowstone has received the purchase amount of $11,920. The loan is under personal guarantee by our Co-Founder and CEO, Jennifer Dyer. As of June 30, 2017 $2,148 of this loan remains outstanding.

Note 4 – Short-Term Notes Payable

Short-term notes payable as of December 31, 2016 and 2015, consisted of the following:

Description	2016	2015
On January 15, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with EBF Partners LLC (“EBF”). EBF purchased $30,800 of the merchant sales for $22,000. In exchange for the purchased amount, the Company agreed to enter into an ACH debit authorization allowing EBF to deduct daily payment amounts of $308 until EBF has received the purchase amount of $30,800. The loan is under personal guarantee by its Co-Founder and CEO, Jennifer Dyer. The Company has recorded debt discount of $8,800, and loan issuance cost of $660 for the loan origination fees paid at inception date.The total debt discount and loan issuance cost of $9,460 was amortized over the term of the loan.Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $8,800 and $600, respectively. As of December 31, 2016 $2,152 of this loan remains outstanding.	$2,152	$-

On January 29, 2016, the Company entered a Loan Agreement with Eidan Gamaty (“EG”). EG loaned the Company $13,000. The loan is under personal guarantee by our Founder, President and CEO, Jennifer Dyer. The Company has recorded debt discount of $3,000, and loan issuance cost of $1,000 for the loan origination fees paid at inception date. The total debt discount and loan issuance cost of $4,000 was amortized over the term of the loan. Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $3,000 and $1,000, respectively. As of December 31, 2016 $8,000 of this loan remains outstanding.	8,000	-

F-10

On February 11, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with Good Loans, LLC (“Good Loans”). Good Loans purchased $14,200 of the merchant sales for $9,000. In exchange for the purchased amount, the Company agreed to enter into a ACH debit authorization allowing Good Loans to deduct daily payment amounts of $250 until Good Loans has received the purchase amount of $14,200. The loan is under personal guarantee by its Co-Founder and CEO, Jennifer Dyer and its Co-founder and Chief Operating Officer, Kiaran Sim. The Company has recorded debt discount of $4,200, and loan issuance cost of $300 for the loan origination fees paid at inception date. The total debt discount and loan issuance cost of $4,500 was amortized over the term of the loan. Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $4,200 and $300, respectively. As of December 31, 2016 $2,848 of this loan remains outstanding.	2,848	-

On February 18, 2016, the Company entered a Loan Agreement with Yellowstone Capital West, LLC (“Yellowstone”). Yellowstone loaned $11,920 and the Company received a cash payment in the amount of $6,805. The Company agreed to enter into an ACH debit authorization allowing Yellowstone to deduct daily payment amounts of $146 until Yellowstone has received the purchase amount of $11,920. The loan is under personal guarantee by its Co-Founder and CEO, Jennifer Dyer. The Company has recorded debt discount of $3,920, and loan issuance cost of $1,195 for the loan origination fees paid at inception date. The total debt discount and loan issuance cost of $5,115 was amortized over the term of the loan. Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $3,920 and $1,195, respectively. As of December 31, 2016 $2,148 of this loan remains outstanding.	2,148	-

Total	$15,148	$-

F-11

Note 5 – Convertible Notes Payable

Convertible notes payable as of December 31, 2016 and 2015, consisted of the following:

Description	2016	2015
On March 30, 2015, the Company entered into a convertible note agreement for $100,000 with an investor. This convertible note matures on April 30, 2017 and bears an interest rate of two percent (2%) per annum. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company's common stock determined using a pre-money valuation of the Company of $8,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company's preferred shares or securities convertible into the Company's preferred shares in a "Qualified Financing" of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor.	$100,000	$100,000

On June 5, 2015, the Company entered into a convertible note agreement for $550,000 with an investor. This convertible note matures on June 1, 2017 and bears an interest rate of two percent (2%) per annum. The Company has only received $348,587 of this note. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company's common stock determined using a pre-money valuation of the Company of $8,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company's preferred shares or securities convertible into the Company's preferred shares in a "Qualified Financing" of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor.	383,203	348,588

On April 27, 2016, the Company entered into a convertible note agreement for $25,000 with an investor. This convertible note matures on April 27, 2019 and bears an interest rate of five percent (5%) per annum. The Company has only received $15,000 of this note. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company's common stock determined using a pre-money valuation of the Company of $10,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company's preferred shares or securities convertible into the Company's preferred shares in a "Qualified Financing" of any amount, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 80% of the lowest price per share paid by any Investor.	25,000	-

F-12

On June 13, 2016, the Company entered into a convertible note agreement for $25,000 with an investor. This convertible note matures on June 10, 2018 and bears an interest rate of two percent (2%) per annum. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company's common stock determined using a pre-money valuation of the Company of $10,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company's preferred shares or securities convertible into the Company's preferred shares in a "Qualified Financing" of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor.	25,000	-

On October, 2016, the Company entered into a convertible note agreement for $61,048 with an investor. This convertible note matures on October 20, 2018 and bear an interest rate of 2%. At any time prior to the Maturity Date the holder can elect to convert all amounts into shares of the Company's common stock determined using a pre-money valuation of the Company of $10,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company's preferred shares or securities convertible into the Company's preferred shares in a "Qualified Financing" of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share	61,048

Notes payable total	594,251	448,588
deferred financing fees	13,595	42,896

Principal balance	580,658	405,692
Current maturities	469,608	-

Long-term portion	111,048	405,692

The Company evaluated these notes in accordance with ASC 470-20, to determine if there existed a beneficial conversion feature embedded in each convertible note. Since the Company has not completed a “Qualified Financing” as defined or has sold any of its preferred shares, the Company has determined that there was no beneficial conversion feature embedded in each convertible notes and therefore does not qualify for derivative accounting under 815-15, Derivatives and Hedging.

Note 6 – Stockholders’ Equity

Common Stock

The Company is authorized to issue 30,000,000 shares of $.0001 par value common stock. On July 27, 2015, the Company issued 5,880,000 shares of common stock with a par value of $0.0001 to Jennifer Dyer, President, Chief Executive Officer, and 3,920,000 shares to Kiaran Sim, Chief Operating Officer.

F-13

On August 05, 2015, the Company issued 50,000 shares of common stock with a par value of $0.0001 to an investor. The Company issued stock at an issuance price of $0.10 per share, for a total investment of $5,000.

On August 05, 2015, the Company issued 50,000 shares of common stock with a par value of $0.0001 to an investor. The Company issued stock at an issuance price of $0.10 per share, for a total investment of $5,000.

On August 05, 2015, the Company issued 100,000 shares of common stock with a par value of $0.0001 to an investor. The Company issued stock at an issuance price of $0.10 per share, for a total investment of $10,000.

On October 25, 2015, the Company issued 125,000 shares of common stock with a par value of $0.0001 to an investor. The Company issued stock at an issuance price of $0.10 per share, for a total investment of $12,501.

As of December 31, 2015, a total of 10,125,000 shares of common stock issued and outstanding.

During the year ended December 31, 2016, the Company issued 1,263,888 shares of common stock with a par value $0.0001 for services valued at $126,388.

As of December 31, 2016, a total of 11,388,888 shares of common stock issued and outstanding.

Preferred Stock

The following is a description of our preferred stock as of December 31, 2016 and 2015

●	Each share of Series A Preferred Stock shall have a par value of $0.0001 per share. The Series A Preferred Stock shall vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a 200 for one basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

●	Each share of Series A Preferred Stock shall be convertible into 100 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series A Preferred Stock.

●	So long as any of the shares of Series A Preferred Stock shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series A Preferred Stock outstanding: Alter or change the rights, preferences or privileges of the Series A Preferred Stock by way of reclassification, merger, consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed or the conversion basis by which the shares of Series A Preferred Stock are presently converted into shares of Common Stock; Increase the authorized number of shares of Series A Preferred Stock; Create any new class of shares having preferences over or being on a parity with the Series A Preferred Stock as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred Stock then outstanding; Repurchase any of the Company’s Common Stock; Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval; Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company; or Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof.

●	The holders of the Series A Preferred Stock shall be entitled to receive Common Stock dividends when, as, if and in the amount declared by the directors of the Company to be paid in cash or in Market Value of the Company’s common stock. Without prior written consent of the majority of the holders of Series A Preferred Stock, so long as any shares of Series A Preferred Stock shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Company make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51% of the outstanding voting stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous dividend periods, if any, shall have been paid or declared.

●	In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to ($.0001) per share. Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock and then to the holders of other outstanding shares of capital stock of the Company. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series A Preferred Stock.

Note 7 – Income Taxes

In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The following is a reconciliation of the expected tax rate to that reflected in the financial statements for the periods ended December 31, 2016 and 2015

Description	2016	2015

Tax provision (recovery) at statutory rate (35%)	$(212,222)	$(164,883)

Adjustments
Permanent differences	58,111	5,661
Change in valuation allowance	154,111	159,222

Tax provision	$-	$-

Deferred tax assets at December 31, 2016 are comprised of the following:

Description	2016

Net operating loss carryforward	$233,665
Contributions carryforward	311
Less valuation allowance	(233,976)

Amounts recognized in financial statements	$-

F-14

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire. The total NOL carry forward as of December 31, 2016 was $667,615 as itemized below:

Expiring Year Ending December 31,	Amount

2015	$196,754
2016	470,859

Total	$667,615

Note 8 – Subsequent Events

Common Stock

On January 17, 2017, the Company issued 16,954 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $8,477.

On February 10, 2017, the Company issued 4,008 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $2,004.

On March 07, 2017, the Company issued 48,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.27 per share, for a total investment of $12,960.

On March 09, 2017, the Company issued 83,333 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.30 per share, for a total investment of $25,000.

On March 09, 2017, the Company issued 7,555 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.27 per share, for a total investment of $2,040.

On March 13, 2017, the Company issued 38,462 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.26 per share, for a total investment of $10,000.

On March 14, 2017, the Company issued 7,263 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $3,631.64.

On March 16, 2017, the Company issued 114,286 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.35 per share, for a total investment of $40,000.

On March 24, 2017, the Company issued 185,714 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.35 per share, for a total investment of $65,000.

On March 24, 2017, the Company issued 1,782 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $890.83.

On May 19, 2017, the Company issued 28,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $14,000.

On June 24, 2017, the Company issued 16,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.63 per share, for a total investment of $10,000.

F-15

On July 5, 2017, the Company issued 200,000 shares of common stock with a par value of $0.0001 to Jennifer Dyer, President, Chief Executive Officer.

On July 06, 2017, the Company issued 8,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $6,500.

On July 06, 2017, the Company issued 26,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $20,000.

On July 12, 2017, the Company issued 13,334 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $10,000.

On July 20, 2017, the Company issued 36,667 shares of common stock with a par value of $0.0001 to, an investor at an issuance price of $0.71 per share, for a total investment of $26,000.

On July 20, 2017, the Company issued 25,000 shares of common stock with a par value of $0.0001 to Mario A Beckles, Chief Financial Officer, for accounting services valued at $17,750.

On July 21, 2017, the Company issued 59,193 shares of common stock with a par value of $0.0001 to Al Thomas for consulting services valued at $42,027.

On July 21, 2017, the Company issued 11,947 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $8,960.

On July 25, 2017, the Company issued 10,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $7,500.

On July 27, 2017, the Company issued 20,000 shares of common stock with par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $15,000.

On July 31, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

On July 31, 2017, the Company issued 13,334 shares of common stock with a par value of $0.0001 to, an investor at an issuance price of $0.75 per share, for a total investment of $10,000.

On August 03, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

On August 11, 2017, the Company issued 20,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $15,000.

On August 14, 2017, the Company issued 196,027 shares of common stock with a par value of $0.0001 to an Abdul Sharif for consulting services valued at $147,020.

On August 25, 2017, the Company issued 17,053 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $12,790.

On September 13, 2017, the Company issued 1,334 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $1,000.

On September 13, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

Convertible Notes

In 2017, the Company converted $615,073 of convertible notes into 1,024,696 shares of common stock. The conversion price ranged from $0.61 to $0.76 per share on issuance date for total value of $633,922.

F-16

YAPPA WORLD INCORPORATED

BALANCE SHEETS

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,017	$2,459

Total current assets	9,017	2,459

Property & equipment, net	1,942	2,264

TOTAL ASSETS	$10,959	$4,723

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$28,094	$44,768
Convertible notes payable, net of deferred financing costs of $0 and $13,595, respectively	-	469,609
Notes payable	12,604	15,148
Loan from related parties	19,597	46,480

Total current liabilities	60,295	576,005

Long-term debt	-	111,048

Total liabilities	60,295	687,053

Commitments and Contingencies (Note 8)

STOCKHOLDERS’ DEFICIT
Series A Preferred Stock, 3,000,000 shares authorized at $0.0001 per share: 1,000,000 shares issued and outstanding	100	-
Preferred Stock, 17,000,000 shares authorized at $0.0001 per share: 0 shares issued and outstanding.	-	-
Common stock, par value $0.0001 per share; 100,000,000 shares authorized; 12,985,641 and 11,388,888 shares issued and outstanding, respectively	1,298	1,139
Additional paid in capital	2,129,540	158,730
Accumulated deficit	(2,180,274)	(842,200)

Total stockholders’ deficit	(49,336)	(682,330)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,959	$4,723

The accompanying notes are an integral part of these financial statements.

F-17

YAPPA WORLD INCORPORATED

STATEMENTS OF OPERATIONS

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$–	$–	$–	$–

Operating expenses
Research & development	8,070	24,850	26,976	51,174
General and administrative	1,183,669	9,788	1,293,009	47,068
Total operating expense	1,191,740	34,638	1,319,986	98,242

Loss from operations	(1,191,740)	(34,638)	(1,319,986)	(98,242)

Other income (expense):
Interest expense	6,807	5,571	17,833	23,427
Foreign exchange (gain) loss	270	-	257	-

Total other income (expense)	(7,064)	(5,571)	(18,090)	(23,427)

Net loss	$(1,198,804)	$(40,209)	$(1,338,076)	$(121,669)

Other comprehensive income (loss):
Foreign currency translations	-	-	-	-

Comprehensive loss	$(1,198,804)	$(40,209)	$(1,338,076)	$(121,669)

Net loss per common share – basic and diluted	$(0.10)	$(0.00)	$(0.11)	$(0.01)

Weighted average common shares outstanding – basic and diluted	12,606,097	10,527,778	12,047,325	10,327,502

The accompanying notes are an integral part of these financial statements.

F-18

YAPPA WORLD INCORPORATED

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Six-Month Period Ended June 30, 2017

(Unaudited)

	Common Stock: Shares	Common Stock: Amount	Preferred Stock: Shares	Preferred Stock: Amount		Additional Paid in Capital	Accumulated Deficit	Totals
Balance - December 31, 2016	11,388,888	$1,139		$		$158,730	$842,199	$682,330

Preferred stock issued to founders			1,000,000		100	1,124,900		1,125,000
Common stock subscribed for cash	514,646	51				169,952		170,003
Common stock issued for services	-	-				-	-
Common stock converted from debt	1,038,107	104				651,963		652,067
Common stock subscribed for cash	44,000	4				23,995	-	23,999
Net loss for the period	-	-				-	(1,338,076)	(1,338,076)

Balance June 30, 2017	12,985,641	$1,298	1,000,000		$100	$2,129,540	$(2,180,274)	$(49,336)

The accompanying notes are an integral part of these financial statements.

F-19

YAPPA WORLD INCORPORATED

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
	2017	2016
OPERATING ACTIVITIES:
Net loss	$(1,338,076)	$(121,669)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	322	-
Deferred financing fees	-	3,155
Shares issued for services	1,125,000
Amortization of deferred financing fees	13,595	-
Amortization of discount	-	19,920
Changes in net assets and liabilities -
Accrued interest	4,238	352
Prepaid expense	-	(6,586)
Accounts payable - trade	(2,050)	-

NET CASH USED IN OPERATING ACTIVITIES	(196,971)	(104,828)

FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	194,004	126
Proceeds from Convertible notes	38,952	87,361
Proceeds from Short-term debt	-	46,845
Proceeds from Related Party Debt	52	58,137
Payments on Related Party Debt	(26,935)	(36,670)
Payments on Short-term debt	(2,544)	(52,219)
NET CASH PROVIDED BY FINANCING ACTIVITIES	203,529	103,580

NET INCREASE (DECREASE) IN CASH	6,558	(1,248)

CASH – BEGINNING OF PERIOD	2,459	0
CASH – END OF PERIOD	$9,017	$0

SUPPLEMENTAL NON-CASH DISCLOSURES
Cash Paid for interest	$-	$-
Cash Paid for income tax	$-	$-
Notes payable increased by financing costs and interest	$23,075	$-
Convertible debt converted into common shares	$652,066	$-

The accompanying notes are an integral part of these financial statements.

F-20

YAPPA WORLD INCORPORATED, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2017

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

Yappa World Incorporated is a Delaware corporation. The Company is a development-stage Company that offers audio and video commenting services for Internet websites. They offer multimedia commenting tools, as part of a comprehensive strategy designed to maximize a website’s content/audience participation. The Company was incorporated under the laws of the State of Delaware on January 21, 2015. On that date, the Company was authorized to issue 10,000,000 shares of common stock at $0.001 par value.

On August 14, 2015 the Company filed an Amended and Restated Certificate of Incorporation whereby it is authorized to issue 30,000,000 shares of common stock having a par value of $0.0001 per share and 20,000,000 shares of preferred stock, having a par value of $0.0001 per share. On June 06, 2017, the Company increased its authorized shares of common stock from 30,000,000 to 100,000,000, having a par value of $0.0001. On June 06, 2017, the Company also created 3,000,000 shares of Series A convertible preferred stock.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

F-21

Furniture and Fixtures

Furniture and fixtures are recorded at cost and depreciated using the straight-line method at rates determined to estimate the useful lives of the assets. The annual rates used in calculating depreciation is as follows:

Furniture 5 years straight-line

Long-lived assets

The Company accounts for its long-lived assets in accordance with FASB ASC 360-10, “Property, Plant and Equipment” which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposal value.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value Measurement

The Company values its convertible notes and amounts due to related partings and short term loans payable under FASB ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

F-22

Level 2 - Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company’s principal markets for these securities are the secondary institutional markets, and valuations are based on observable market data in those markets.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The Company uses Level 3 to value its derivative instruments.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2017, and cumulative from inception. Actual results could differ from those estimates made by management.

Preferred Stock

The Company applies the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity. The Company’s preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within the Company’s control as of June 30, 2017. Accordingly all issuances of preferred stock are presented as a component of consolidated stockholders’ equity.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Adoption of Recent Accounting Pronouncements

As of December 31, 2015, the Company adopted guidance codified in ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs. The guidance simplifies the presentation of debt issuance costs by requiring debt issuance costs to be presented as a deduction from the corresponding liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected. Therefore, these costs will continue to be amortized as interest expense using the effective interest method pursuant to ASC 835-30-35-2 through 35-3. The Company has applied this guidance retrospectively to all prior periods presented in the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-23

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued an accounting standards update (“ASU”) on a comprehensive new revenue recognition standard that will supersede ASC 605, Revenue Recognition. The new accounting guidance creates a framework under which an entity will allocate the transaction price to separate performance obligations and recognize revenue when each performance obligation is satisfied. Under the new standard, entities will be required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation, and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up as of the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up as of the current period. In August 2015, the FASB decided to defer the original effective date by one year to be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019 for nonpublic entities. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

In August 2014, the FASB issued an ASU which requires management to assess a company’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Before this new standard, there was minimal guidance in U.S. GAAP specific to going concern. Under the new standard, disclosures are required when conditions give rise to substantial doubt about a company’s ability to continue as a going concern within one year from the financial statement issuance date. The new standard applies to all entities and is effective for the annual period ending after December 15, 2016, and all annual and interim periods thereafter. The Company’s adoption of this new guidance during the year ended December 31, 2016 did not have a material impact on its consolidated financial statements and related disclosures.

In April 2015, the FASB issued an accounting standards update that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying value of that debt liability, consistent with debt discounts. The guidance is effective retrospectively for fiscal years, beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016, for nonpublic entities. Early adoption is permitted for financial statements that have not been previously issued. The Company adopted this guidance in 2015.

In November 2015, the FASB issued an accounting standards update which amends existing guidance on income taxes to require the classification of all deferred tax assets and liabilities as noncurrent on the balance sheet. The pronouncement is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 for nonpublic entities, and may be applied either prospectively or retrospectively. The Company plans to adopt this guidance during the year ended December 31, 2017 and does not expect the adoption to have a material impact on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

In March 2016, the FASB issued an accounting standards update that provides a new requirement to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. This pronouncement is effective for annual reporting periods beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2018, for nonpublic entities. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures

F-24

In August 2016, the FASB issued an accounting standards update addressing the classification and presentation of eight specific cash flow issues that currently result in diverse practices. The amendments provide guidance in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, and distributions received from equity method investees. This pronouncement is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, for nonpublic entities. The amendments in this ASU should be applied using a retrospective approach. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures.

Note 3 – Related Party Transactions

As of June 30, 2017 and December 31, 2016, the Company had a loan payable of $17,064 and $2,937, respectively to Jennifer Dyer, President, Chief Executive Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment.

As of June 30, 2017 and December 31, 2016, the Company had a loan payable of $337 and $959, respectively to Kiaran Sim, Chief Operating Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment.

As of June 30, 2017 and December 31, 2016, the Company had a loan payable of $1,246 to Dylan Cohen, former Senior VP of Strategy (served from December, 2015 through December, 2016) and $950 to an individual. These loans are unsecured, non-interest bearing, and have no specific terms for repayment.

Jennifer Dyer (CEO, President and Director) is currently providing offices, internet access and phones to the Company at her residence complex at a monthly rent of $2,000. The term is month to month.

On January 1, 2017, the Company entered into an agreement with Ms. Dyer to serve as President/Chief Executive Officer of the Company for a period of seven years. Pursuant to the agreement with Ms. Dyer the Company agreed to pay $105,000 per annum during the term, with annual increases to be determined by the Board of Directors (no less than five percent (5%) per annum compounded), as well as an annual bonus to be determined by the Board of Directors (but in no event lower than twenty five percent (25%) of the then current annual salary. The agreement provides that in the event the agreement is terminated without cause by the Company that the Company will pay Ms. Dyer an amount equal to the remaining salary due for the remainder of the term, but in no event less than four times the annual salary in effect at such termination.

On January 1, 2017, the Company entered into an agreement with Mr. Sim to serve as Chief Operating Officer of the Company for a period of three years. Pursuant to the agreement with Mr. Sim the Company agreed to pay $96,000 per annum during the term, with annual increases to be determined by the Board of Directors (no less than five percent (5%) per annum compounded) as well as an annual bonus to be determined by the Board of Directors (but in no event lower than twenty five percent (25%) of the then current annual salary. The agreement provides that in the event the agreement is terminated without cause by the Company that the Company will pay Mr. Sim an amount equal to the remaining salary due for the remainder of the term, but in no event less than two times the annual salary in effect at such termination.

Currently the Company is unable to pay the salaries to Ms. Dyer and Mr. Sim (as set forth above) pursuant to their respective employment agreements. Ms. Dyer and Mr. Sim have agreed to defer salary until such time as they deem the Company is able to pay such sums, but such deferral is at their discretion and can make a demand for such payments at any time. We intend to fund these commitments through the development of our business, generating revenues and raising capital.

On July 20, 2017, the Company entered into an agreement with Mr. Beckles to serve as Chief Financial Officer of the Company for a period of one year. Pursuant to the agreement with Mr. Beckles the Company agreed to issue Mr. Beckles an aggregate of 100,000 shares of Company common stock (with standard restrictive legend) as follows: 25,000 on each of the date of the agreement, and each three-month anniversary thereafter provided the agreement remains in effect).

Note 4 – Notes Payable

On January 15, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with EBF Partners LLC (“EBF”). EBF purchased $30,800 of the merchant sales for $22,000. In exchange for the purchased amount, the Company agreed to enter into an ACH debit authorization allowing EBF to deduct daily payment amounts of $308 until EBF has received the purchase amount of $30,800. The loan is under personal guarantee by our Co-Founder, President and Chief Executive Officer, Jennifer Dyer. The Company has recorded debt discount of $8,800, and loan issuance cost of $660 for the loan origination fees paid at inception date. The total debt discount and loan issuance cost of $9,460 was amortized over the term of the loan. Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $8,800 and $600, respectively. As of June 30, 2017, $1,608 of this loan remains outstanding.

On January 29, 2016, the Company entered a Loan Agreement with Eidan Gamaty (“EG”). EG loaned the Company $13,000. The loan is under personal guarantee by our Co-Founder, President and CEO, Jennifer Dyer. The Company has recorded debt discount of $3,000, and loan issuance cost of $1,000 for the loan origination fees paid at inception date. The total debt discount and loan issuance cost of $4,000 was amortized over the term of the loan. Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $3,000 and $1,000, respectively. As of June 30, 2017, $6,000 of this loan remains outstanding.

On February 11, 2016, the Company entered a Payment Rights Purchase and Sale Agreement with Good Loans, LLC (“Good Loans”). Good Loans purchased $14,200 of the merchant sales for $9,000. In exchange for the purchased amount, the Company agreed to enter into an ACH debit authorization allowing Good Loans to deduct daily payment amounts of $250 until Good Loans has received the purchase amount of $14,200. The loan is under personal guarantee by our Co-Founder and CEO, Jennifer Dyer and our Co-founder and Chief Operating Officer, Kiaran Sim. The Company has recorded debt discount of $4,200, and loan issuance cost of $300 for the loan origination fees paid at inception date. The total debt discount and loan issuance cost of $4,500 was amortized over the term of the loan. Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $4,200 and $300, respectively. As of June 30, 2017, $2,848 of this loan remains outstanding.

F-25

On February 18, 2016, the Company entered a Loan Agreement with Yellowstone Capital West, LLC (“Yellowstone”). Yellowstone loaned $11,920 and the company received a cash payment in the amount of $6,805. The Company agreed to enter into an ACH debit authorization allowing Yellowstone to deduct daily payment amounts of $146 until Yellowstone has received the purchase amount of $11,920. The loan is under personal guarantee by our Co-Founder, President, and CEO, Jennifer Dyer. The Company has recorded debt discount of $3,920, and loan issuance cost of $1,195 for the loan origination fees paid at inception date. The total debt discount and loan issuance cost of $5,115 was amortized over the term of the loan. Amortization for the debt discount and loan issuance cost for the year ended December 31, 2016 was $3,920 and $1,195, respectively. As of June 30, 2017, $2,148 of this loan remains outstanding.

Note 5 – Convertible Notes Payable

On March 30, 2015, the Company entered into a convertible note agreement for $100,000 with an investor. This convertible note matures on April 30, 2017 and bear an interest rate of two percent (2%) per annum. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $8,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $100,000 of its April 30, 2017 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

On June 5, 2015, the company entered into a convertible note agreement for $550,000 with an investor. This convertible note matures on June 1, 2017 and bear an interest rate of two percent (2%) per annum. The company has only received $483,205 of this note. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $8,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $483,205 of its June 5, 2015 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

On April 27, 2016, the Company entered into a convertible note agreement for $25,000 with an investor. This convertible note matures on April 27, 2019 and bears an interest rate of five percent (5%) per annum. The Company has only received $25,000 of this note. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $10,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of any amount, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 80% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $25,000 of its April 27, 2017 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

On June 13, 2016, the Company entered into a convertible note agreement for $25,000 with an investor. This convertible note matures on June 10, 2018 and bear an interest rate of two percent (2%) per annum. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $10,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $25,000 of its June 13, 2016 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

The Company evaluated these notes in accordance with ASC 470-20, to determine if there exited a beneficial conversion feature embedded in each convertible note. Since the company has not completed a “Qualified Financing” as defined or has sold any of its preferred shares, the Company has determined that there was no beneficial conversion feature embedded in each convertible notes and therefore does not qualify for derivative accounting under 815-15, Derivatives and Hedging.

F-26

Note 6 – Common Stock

The Company is authorized to issue 30,000,000 shares of $.0001 par value common stock.

On January 17, 2017, the Company issued 16,954 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $8,477.

On February 10, 2017, the Company issued 4,008 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $2,004.

On March 07, 2017, the Company issued 48,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.27 per share, for a total investment of $12,960.

On March 09, 2017, the Company issued 83,333 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.30 per share, for a total investment of $25,000.

On March 09, 2017, the Company issued 7,555 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.27 per share, for a total investment of $2,040.

On March 13, 2017, the Company issued 45,750 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.26 per share, for a total investment of $10,000.

On March 14, 2017, the Company issued 7,263 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $3,631.64.

On March 16, 2017, the Company issued 114,286 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.35 per share, for a total investment of $40,000.

On March 24, 2017, the Company issued 185,714 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.35 per share, for a total investment of $65,000.

On March 24, 2017, the Company issued 1,782 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $890.83.

On May 19, 2017, the Company issued 28,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $14,000.

On June 24, 2017, the Company issued 16,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.63 per share, for a total investment of $10,000.

During the six months ended June 30, 2017, the Company issued 1,038,107 shares of common stock for the conversion of notes payable and accrued interest in the amount of $652,065.

As of June 30, 2017 a total of 12,985,641 shares of common stock issued and outstanding.

Note 7 – Preferred Stock

The Company is authorized to issue 20,000,000 shares of $.0001 par value preferred shares. On June 06, 2017 the Company created 3,000,000 shares of Series A Preferred Stock, out of the 20,000,000 shares that were already authorized. The Series A Preferred Stock is senior to the common shares and any other series or class of the Company’s preferred stock. The Series A Preferred Stock have a liquidation rights equal to $100, in all matters the Series A Preferred Stock shall have the same voting rights as the Common Stock on a two hundred to one (200:1) basis, each share of Series A Preferred Stock is convertible into one hundred (100) shares of the Company’s Common Stock.

F-27

On June 06, 2017, the Company issued 600,000 shares of series A preferred stock with a par value of $0.0001 to Jennifer Dyer, President, Chief Executive Officer, and 400,000 shares of the Series A preferred stock to Kiaran Sim, Chief Operating Officer.

Note 8 – Commitment and Contingencies

On January 1, 2017, the Company entered into an agreement with Ms. Dyer to serve as President/Chief Executive Officer of the Company for a period of seven years. Pursuant to the agreement with Ms. Dyer the Company agreed to pay $105,000 per annum during the term, with annual increases to be determined by the Board of Directors (no less than five percent (5%) per annum compounded), as well as an annual bonus to be determined by the Board of Directors (but in no event lower than twenty five percent (25%) of the then current annual salary. The agreement provides that in the event the agreement is terminated without cause by the Company that the Company will pay Ms. Dyer an amount equal to the remaining salary due for the remainder of the term, but in no event less than four times the annual salary in effect at such termination.

On January 1, 2017, the Company entered into an agreement with Mr. Sim to serve as Chief Operating Officer of the Company for a period of three years. Pursuant to the agreement with Mr. Sim the Company agreed to pay $96,000 per annum during the term, with annual increases to be determined by the Board of Directors (no less than five percent (5%) per annum compounded) as well as an annual bonus to be determined by the Board of Directors (but in no event lower than twenty five percent (25%) of the then current annual salary. The agreement provides that in the event the agreement is terminated without cause by the Company that the Company will pay Mr. Sim an amount equal to the remaining salary due for the remainder of the term, but in no event less than two times the annual salary in effect at such termination.

On February 15, 2017, the Company entered into an agreement with a consultant. The terms of that agreement are currently in dispute. The financial impact of this is unknown at this time.

On July 20, 2017, the Company entered into an agreement with Mr. Beckles to serve as Chief Financial Officer of the Company for a period of one year. Pursuant to the agreement with Mr. Beckles the Company agreed to issue Mr. Beckles an aggregate of 100,000 shares of Company common stock (with standard restrictive legend) as follows: 25,000 on each of the date of the agreement, and each three-month anniversary thereafter provided the agreement remains in effect).

Note 9 – Subsequent Events

On July 5, 2017, the Company issued 200,000 shares of common stock with a par value of $0.0001 to Jennifer Dyer, President, Chief Executive Officer.

On July 06, 2017, the Company issued 8,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $6,500.

On July 06, 2017, the Company issued 26,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $20,000.

On July 12, 2017, the Company issued 13,334 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $10,000.

On July 20, 2017, the Company issued 36,667 shares of common stock with a par value of $0.0001 to, an investor at an issuance price of $0.71 per share, for a total investment of $26,000.

On July 20, 2017, the Company issued 25,000 shares of common stock with a par value of $0.0001 to Mario A Beckles, Chief Financial Officer, for accounting services valued at $17,750.

On July 21, 2017, the Company issued 59,193 shares of common stock with a par value of $0.0001 to Al Thomas for consulting services valued at $42,027.

On July 21, 2017, the Company issued 11,947 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $8,960.

On July 25, 2017, the Company issued 10,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $7,500.

On July 27, 2017, the Company issued 20,000 shares of common stock with par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $15,000.

On July 31, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

On July 31, 2017, the Company issued 13,334 shares of common stock with a par value of $0.0001 to, an investor at an issuance price of $0.75 per share, for a total investment of $10,000.

On August 03, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

On August 11, 2017, the Company issued 20,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $15,000.

On August 14, 2017, the Company issued 196,027 shares of common stock with a par value of $0.0001 to an Abdul Sharif for consulting services valued at $147,020.

On August 25, 2017, the Company issued 17,053 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $12,790.

On September 13, 2017, the Company issued 1,334 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $1,000.

On September 13, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

F-28

YAPPA WORLD INCORPORATED

5,624,094 SHARES OF COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Dealer Prospectus Delivery Obligation

Until ——, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

November 8, 2017

39

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$651
Legal fees and expenses	$25,000
Accounting fees and expenses	$35,000
Miscellaneous	$7,349

Total	$67,000

All expenses are estimated except the SEC filing fee.

Item 14. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Delaware General Corporation Law and our Certificate of Incorporation. These provisions state that certain persons (hereinafter called “lndemnitees”) may be indemnified by a Delaware corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

The following are all issuances of securities by the registrant since its formation in January 2015, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions. The shares were sold pursuant to an exemption from registration pursuant to section 4(2) of the Securities Act of 1933.

40

2015

On July 27, 2015, the Company issued 5,880,000 shares of common stock with a par value of $0.0001 to Jennifer Dyer, President, Chief Executive Officer, and 3,920,000 shares to Kiaran Sim, Chief Operating Officer.

On August 05, 2015, the Company issued 50,000 shares of common stock with a par value of $0.0001 to an investor. The Company issued stock at an issuance price of $0.10 per share, for a total investment of $5,000.

On August 05, 2015, the Company issued 50,000 shares of common stock with a par value of $0.0001 to an investor. The Company issued stock at an issuance price of $0.10 per share, for a total investment of $5,000.

On August 05, 2015, the Company issued 100,000 shares of common stock with a par value of $0.0001 to an investor. The Company issued stock at an issuance price of $0.10 per share, for a total investment of $10,000.

On October 25, 2015, the Company issued 125,000 shares of common stock with a par value of $0.0001 to an investor.

During the year ended December 31, 2016, the Company issued 1,263,888 shares of common stock with a par value $0.0001 for services valued at $122,388.

Convertible Notes

On March 30, 2015, the Company entered into a convertible note agreement for $100,000 with an investor. This convertible note matures on April 30, 2017 and bear an interest rate of two percent (2%) per annum. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $8,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $100,000 of its April 30, 2017 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

On June 5, 2015, the Company entered into a convertible note agreement for $550,000 with an investor. This convertible note matures on June 1, 2017 and bear an interest rate of two percent (2%) per annum. The company has only received $483,205 of this note. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $8,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $483,205 of its June 5, 2015 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

41

2016

On April 27, 2016, the Company entered into a convertible note agreement for $25,000 with an investor. This convertible note matures on April 27, 2019 and bears an interest rate of five percent (5%) per annum. The Company has only received $25,000 of this note. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $10,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of any amount, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 80% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $25,000 of its April 27, 2017 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

On June 13, 2016, the Company entered into a convertible note agreement for $25,000 with an investor. This convertible note matures on June 10, 2018 and bear an interest rate of two percent (2%) per annum. At any time prior to the maturity date the holder can elect to convert all amounts into shares of the Company’s common stock determined using a pre-money valuation of the Company of $10,000,000. Also in the event that the Company issues and sells shares of its preferred shares of any series or any securities conferring the right to purchase the Company’s preferred shares or securities convertible into the Company’s preferred shares in a “Qualified Financing” of at least $300,000, then the outstanding principle balance of, plus any accrued but unpaid interest under, this Note, shall automatically convert at 90% of the lowest price per share paid by any Investor. On April 30, 2017, the investor elected to convert $25,000 of its June 13, 2016 convertible note. As of June 30, 2017, $0 of this note remains outstanding.

2017

On January 17, 2017, the Company issued 16,954 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $8,477.

On February 10, 2017, the Company issued 4,008 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $2,004.

On March 07, 2017, the Company issued 48,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.27 per share, for a total investment of $12,960.

On March 09, 2017, the Company issued 83,333 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.30 per share, for a total investment of $25,000.

On March 09, 2017, the Company issued 7,555 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.27 per share, for a total investment of $2,040.

On March 13, 2017, the Company issued 45,750 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.22 per share, for a total investment of $10,000.

On March 14, 2017, the Company issued 7,263 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $3,631.64.

On March 16, 2017, the Company issued 114,286 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.35 per share, for a total investment of $40,000.

On March 24, 2017, the Company issued 185,714 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.35 per share, for a total investment of $65,000.

On March 24, 2017, the Company issued 1,782 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $890.83.

42

On May 19, 2017, the Company issued 28,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.50 per share, for a total investment of $14,000.

On June 24, 2017, the Company issued 16,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.63 per share, for a total investment of $10,000.

During the six months ended June 30, 2017, the Company issued 1,038,107 shares of common stock for the conversion of notes payable and accrued interest in the amount of $652,065.

On July 5, 2017, the Company issued 200,000 shares of common stock with a par value of $0.0001 to Jennifer Dyer, President, Chief Executive Officer.

On July 06, 2017, the Company issued 8,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $6,500.

On July 06, 2017, the Company issued 26,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $20,000.

On July 12, 2017, the Company issued 13,334 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $10,000.

On July 20, 2017, the Company issued 36,667 shares of common stock with a par value of $0.0001 to, an investor at an issuance price of $0.71 per share, for a total investment of $26,000.

On July 20, 2017, the Company issued 25,000 shares of common stock with a par value of $0.0001 to Mario A Beckles, Chief Financial Officer, for accounting services valued at $17,750.

On July 21, 2017, the Company issued 59,193 shares of common stock with a par value of $0.0001 to Al Thomas for consulting services valued at $42,027.

On July 21, 2017, the Company issued 11,947 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $8,960.

On July 25, 2017, the Company issued 10,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $7,500.

On July 27, 2017, the Company issued 20,000 shares of common stock with par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $15,000.

On July 31, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

On July 31, 2017, the Company issued 13,334 shares of common stock with a par value of $0.0001 to, an investor at an issuance price of $0.75 per share, for a total investment of $10,000.

On August 03, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

On August 11, 2017, the Company issued 20,000 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $15,000.

On August 14, 2017, the Company issued 196,027 shares of common stock with a par value of $0.0001 to an Abdul Sharif for consulting services valued at $147,020.

On August 25, 2017, the Company issued 17,053 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $12,790.

On September 13, 2017, the Company issued 1,334 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $1,000.

On September 13, 2017, the Company issued 6,667 shares of common stock with a par value of $0.0001 to an investor at an issuance price of $0.75 per share, for a total investment of $5,000.

In 2017, the Company converted $615,073 of convertible notes into 1,024,696 shares of common stock. The conversion price ranged from $0.61 to $0.76 per share on issuance date for total value of $633,922.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Certificate of Incorporation.*
3.2	Amended and Restated Certificate of Incorporation Yappa World Incorporated.*
3.3	Certificate of Designation of Rights and Preferences for Series A Convertible Preferred Stock.*
3.4	Certificate of Amendment of Certificate of Incorporation.*
3.5	Bylaws Yappa World Incorporated.*
5.1	Opinion of JMS Law Group, PLLC
10.1	Employment Agreement Dated January 1, 2017 between Yappa World Incorporated and Jennifer Dyer.*
10.2	Agreement Dated January 1, 2017 between Yappa World Incorporated and Kiaran Sim.*
10.3	Agreement Dated July 20, 2017 between Yappa World Incorporated and Mario Beckles.*
10.4	Form of subscription agreement.*
23.1	Consent of Thayer O’Neal Company, LLC
23.2	Consent of Counsel (included in Exhibit 5.1)

* filed as Exhibit to the Company’s Registration Statement on Form S-1, filed with the SEC on September 1, 2017.

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Item 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by the undersigned in the City of Marina Del Ray, State of California on November 20, 2017.

YAPPA WORLD INCORPORATED

By:	/s/ Jennifer Dyer	By:	/s/ Mario Beckles
Name:	Jennifer Dyer	Name:	Mario Beckles
Title:	President/Chief Executive Officer	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jennifer Dyer, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jennifer Dyer	President/Chief Executive Officer and	November 20 , 2017
Jennifer Dyer	Director (principal executive officer)

/s/ Kiaran Sim	Chief Operating Officer and Director	November 20 , 2017
Kiaran Sim

/s/ Mario Beckles	Chief Financial Officer (principal	November 20 , 2017
Mario Beckles	accounting officer)

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